                                                                     EXHIBIT 4.2

                     SPIEGEL CREDIT CARD MASTER NOTE TRUST

                                    Issuer

                                      and

                             THE BANK OF NEW YORK

                               Indenture Trustee


                      SERIES 2000-A INDENTURE SUPPLEMENT

                         Dated as of December 1, 2000

                               TABLE OF CONTENTS

ARTICLE I     Creation of the Series 2000-A Notes................................................    1
              Section  1.1   Designation.........................................................    1

ARTICLE II    Definitions........................................................................    2
              Section  2.1   Definitions.........................................................    2

ARTICLE III   Servicing Fee......................................................................   12
              Section  3.1   Servicing Compensation..............................................   12

ARTICLE IV    Rights of Series 2000-A Noteholdersand Allocation and
              Application of Collections.........................................................   13
              Section  4.1   Collections and Allocations.........................................   13
              Section  4.2   Determination of Monthly Interest...................................   15
              Section  4.3   Determination of Monthly Principal..................................   16
              Section  4.4   Application of Available Finance Charge
                             Collections and Available Principal Collections.....................   16
              Section  4.5   Investor Charge-Offs................................................   19
              Section  4.6   Reallocated Principal Collections...................................   19
              Section  4.7   Excess Finance Charge Collections...................................   19
              Section  4.8   Shared Principal Collections........................................   20
              Section  4.9   Principal Accumulation Account......................................   20
              Section  4.10  Reserve Account.....................................................   22
              Section  4.11  [Reserved]..........................................................   24
              Section  4.12  Determination of LIBOR..............................................   24
              Section  4.13  Investment Instructions.............................................   25
              Section  4.14  Controlled Accumulation Period......................................   25
              Section  4.15  Suspension of Controlled Accumulation Period........................   25
              Section  4.16  Insurance Policies..................................................   27
              Section  4.17  Swap................................................................   28

ARTICLE V     Delivery of Series 2000-A Notes; Distributions; Reports to
              Series 2000-A Noteholders..........................................................   28
              Section  5.1   Delivery and Payment for the Series 2000-A Notes....................   28
              Section  5.2   Distributions.......................................................   29
              Section  5.3   Reports and Statements to Series 2000-A Noteholders.................   29

ARTICLE VI     Series 2000-A Pay Out Events and Events of Default...................................   30
               Section  6.1     Series 2000-A Pay Out Events........................................   30
               Section  6.2     Series 2000-A Events of Default.....................................   32
               Section  6.3     Declarations of Default.............................................   33

ARTICLE VII    Redemption of Series 2000-A Notes; Final Distributions;
               Series Termination...................................................................   33
               Section  7.1     Optional Redemption of Series 2000-A Notes; Final Distributions.....   33
               Section  7.2     Series Termination..................................................   34

ARTICLE VIII   Miscellaneous Provisions.............................................................   34
               Section  8.1     Ratification of Indenture; Amendments...............................   34
               Section  8.2     Form of Delivery of the Series 2000-A Notes.........................   35
               Section  8.3     Counterparts........................................................   35
               Section  8.4     GOVERNING LAW.......................................................   35
               Section  8.5     Limitation of Liability.............................................   35
               Section  8.6     Rights of the Indenture Trustee.....................................   35
               Section  8.7     Third Party Beneficiary.............................................   35

                                    EXHIBITS

EXHIBIT A   FORM OF CLASS A NOTE
EXHIBIT B   FORM OF MONTHLY PAYMENT INSTRUCTIONS AND NOTIFICATION TO THE
            INDENTURE TRUSTEE
EXHIBIT C   FORM OF MONTHLY STATEMENT
EXHIBIT D   FORM OF MONTHLY SERVICER'S CERTIFICATE
EXHIBIT E   FORM OF SWAP
EXHIBIT F   INSURANCE AGREEMENT DEFINITIONS
EXHIBIT G   SECTION 2.05 OF INSURANCE AGREEMENT (SPREAD ACCOUNT)
EXHIBIT H   SECTION 5.01 OF INSURANCE AGREEMENT (INSURANCE AGREEMENT PAY OUT
            EVENTS)

          SERIES 2000-A INDENTURE SUPPLEMENT, dated as of December 1, 2000 (the "Indenture Supplement"), between SPIEGEL CREDIT CARD MASTER NOTE TRUST, a
      --------------------
     trust organized and existing under the laws of the State of Illinois (herein, the "Issuer" or the "Trust"), and THE BANK OF NEW YORK, a banking
                   ------          -----
     corporation organized and existing under the laws of the State of New York, not in its individual capacity, but solely as indenture trustee (herein, together with its successors in the trusts thereunder as provided in the Master Indenture referred to below, the "Indenture Trustee") under the
                                              -----------------
     Master Indenture, dated as of December 1, 2000 (the "Indenture") between
                                                          ---------
     the Issuer and the Indenture Trustee (the Indenture, together with this Indenture Supplement, the "Agreement").
                                ---------

          Pursuant to Section 2.12 of the Indenture, the Seller may direct the
                      ------------
     Issuer to issue one or more Series of Notes. The Principal Terms of this Series are set forth in this Indenture Supplement to the Indenture.

                                  ARTICLE I

                      Creation of the Series 2000-A Notes
                      -----------------------------------

          Section  1.1ab  Designation.
                          -----------
          (a) There is hereby created and designated a Series of Notes to be issued pursuant to the Indenture and this Indenture Supplement to be known as "Spiegel Credit Card Master Note Trust, Series 2000-A" or the "Series
         ----------------------------------------------------          ------
     2000-A Notes." The Series 2000-A Notes shall be issued in a single Class,
     ------------
     known as the "Class A Series 2000-A Floating Rate Asset Backed Notes."
                   ------------------------------------------------------

          (b) Series 2000-A shall be included in Group One and shall be a Principal Sharing Series. Series 2000-A shall be an Excess Allocation Series with respect to Group One only. Series 2000-A shall not be subordinated to any other Series.

          (c) If any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Indenture Supplement shall be controlling. All capitalized terms not otherwise defined herein are defined in the Indenture. The definitions of all capitalized terms defined herein by reference to the respective definitions of those terms in the Insurance Agreement can be found in Exhibit F. Each capitalized term defined herein
                               ---------
     shall relate only to the Series 2000-A Notes and no other Series of Notes issued by the Issuer.

                                  ARTICLE II

                                  Definitions
                                  -----------

          Section  2.1ab  Definitions.
                          -----------

          (a) Whenever used in this Indenture Supplement, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and the masculine as well as the feminine and neuter genders of such terms.

          "Accumulation Period Factor" means, for any Monthly Period, a
           --------------------------
     fraction, the numerator of which is equal to the sum of the Initial Collateral Amounts of all outstanding Series, and the denominator of which is equal to the sum of (a) the Initial Collateral Amount, (b) the Initial Collateral Amounts of all outstanding Series (other than Series 2000-A) which are not expected to be in their revolving periods, and (c) the Initial Collateral Amounts of all other outstanding Series which are not allocating Shared Principal Collections to other Series and are in their revolving periods; provided, however, that this definition may be changed
                        --------  -------
     at anytime if the Rating Agency Condition is satisfied.

          "Accumulation Period Length" is defined in subsection 4.14.
           --------------------------                ---------------

          "Accumulation Shortfall" means: (a) for the first Monthly Period
           ----------------------
     during the Controlled Accumulation Period, zero; and (b) thereafter, for any Monthly Period during the Controlled Accumulation Period, the excess, if any, of the Controlled Deposit Amount for the previous Monthly Period over the amount deposited into the Principal Accumulation Account pursuant to subsection 4.4(c)(i) for the previous Monthly Period.
        --------------------

          "Additional Excess Interest" is defined in Section 4.2.
           --------------------------                -----------

          "Additional Interest" is defined in Section 4.2.
           -------------------                -----------

          "Allocation Percentage" means, on any date of determination, the
           ---------------------
     percentage equivalent of a fraction:

               (a) the numerator of which shall be the Collateral Amount, determined:

                     (i) for Principal Collections during the Revolving Period
               and for Finance Charge Collections and Default Amounts at any time, at the end of the last day of the prior Monthly Period (or, in the case of the monthly Period in which the Closing Date occurs, on the Closing Date); provided, however, that if the
                                             --------  -------
               Rapid Amortization Period is extended past the Series 2000-A Final Maturity Date as a result of there being amounts owed to the Insurer or the Counterparty, then during that extended period the numerator for Finance Charge Collections and Default Amounts shall equal the numerator in effect for the last Monthly Period prior to the Series 2000-A Final Maturity Date;

                    (ii) for Principal Collections during the Rapid Amortization
               Period and the Controlled Accumulation Period, on the last day of the Revolving Period; provided, however, that if Series 2000-A is
                                     --------  -------
               paired with a Paired Series and a Rapid Amortization Period commences for such Paired Series, the Seller may, by written notice to the Indenture Trustee, the Servicer and the Rating Agency, but only after satisfying the Rating Agency Condition, designate a different numerator for such fraction, which numerator shall not be less than the Collateral Amount as of the last day of the Revolving Period for the Paired Series; and

               (b) denominator of which shall be the greater of (x) the Aggregate Principal Balance at the end of the Business Day preceding such date of determination and (y) the sum of the numerators used to calculate the Allocation Percentages for allocations with respect to Finance Charge Collections, Principal Collections or Default Amounts, as applicable, for all outstanding Series on such date of determination.

          "Available Finance Charge Collections" means, for any Monthly Period,
           ------------------------------------
     an amount equal to the sum of (a) the Investor Finance Charge Collections for such Monthly Period, plus (b) any Net Swap Receipt for the related Distribution Date, plus (c) the Excess Finance Charge Collections allocated to Series 2000-A for such Monthly Period, plus (d) Principal Accumulation Investment Proceeds, if any, with respect to the related Distribution Date, plus (e) amounts, if any, to be withdrawn from the Reserve Account which will be deposited into the Collection Account on the related Distribution Date to be treated as Available Finance Charge Collections pursuant to subsection 4.10(d).
     -----------------

          "Available Principal Collections" means, for any Monthly Period, an
           -------------------------------
     amount equal to the sum of (a) the Investor Principal Collections for such Monthly Period minus (b) the amount of Reallocated Principal Collections with respect to such Monthly Period which pursuant to Section 4.6 are
                                                           -----------
     required to be applied on the related Distribution Date, plus (c) any Shared Principal Collections with respect to other Principal Sharing Series (including any amounts on deposit in the Excess Funding Account that are allocated to Series 2000-A pursuant to the Agreement for application as Shared Principal Collections), plus (d) the aggregate amount to be treated as Available Principal Collections pursuant to subsections 4.4(a)(iii),
                                                    -----------------------
     (iv) and (viii) for the related Distribution Date.
     ----     ------

          "Available Reserve Account Amount" means, for any Distribution Date,
           --------------------------------
     the lesser of (a) the amount on deposit in the Reserve Account on such date (after taking into account any interest and earnings retained in the Reserve Account pursuant to subsection 4.10(b) on such date, but before giving effect to
                 ------------------
     any deposit made or to be made pursuant to subsection 4.4(a)(vi) to the
                                                ---------------------
     Reserve Account on such date) and (b) the Required Reserve Account Amount.

          "Available Spread Account Amount" is defined in the Insurance
           -------------------------------
     Agreement.

          "Base Rate" is defined in the Insurance Agreement.
           ---------

          "Class A Noteholder" means the Person in whose name a Class A Note is
           ------------------
     registered in the Note Register.

          "Class A Notes" means any one of the Notes executed by the Issuer and
           -------------
     authenticated by or on behalf of the Indenture Trustee, substantially in the form of Exhibit A.
                 ---------

          "Closing Date" means December 19, 2000.
           ------------

          "Collateral Amount" means, as of any date of determination, an amount
           -----------------
     equal to the result of (a) the Initial Collateral Amount, minus (b) the amount of principal previously paid to the Series 2000-A Noteholders, minus
     (c) the balance on deposit in the Principal Accumulation Account, minus (d) the aggregate reductions to the Collateral Amount made pursuant to Section
                                                                        -------
     4.4(c) on or prior to such date of determination, minus (e) the excess, if
     ------
     any, of the aggregate amount of Investor Charge-Offs and Reallocated Principal Collections over the reimbursements of such amounts pursuant to subsection 4.4(a)(iv) prior to such date.
     ---------------------

          "Control Transfer Event" means either of the following events: (a) the
           ----------------------
     Insurer shall fail to timely make any payment required to be made by it pursuant to any Policy or otherwise default in any of its obligations under the Insurance Agreement; or (b) the Insurer shall (i) become insolvent,
     (ii) fail to pay its debts generally as they become due, (iii) voluntarily seek, consent to, or acquiesce in the benefit or benefits of any Debtor Relief Law, or (iv) become a party to (or be made the subject of) any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant, and, in the event such proceeding is involuntary, the petition instituting same is not dismissed within 60 days after its filing.

          "Controlled Accumulation Amount" means, for any Distribution Date with
           ------------------------------
     respect to the Controlled Accumulation Period, $50,000,000; provided,
                                                                 --------
     however, that if the Accumulation Period Length is determined to be less
     -------
     than 12 months pursuant to Section 4.14 or 4.15, the Controlled
                                ------------    ----
     Accumulation Amount for each Distribution Date with respect to the Controlled Accumulation Period will be equal to (i) the product of (x) the aggregate initial principal amount of the Series 2000-A Notes and (y) the Accumulation Period Factor for such Monthly Period divided by (ii) the Required Accumulation Factor Number.

          "Controlled Accumulation Period" means, unless a Pay Out Event shall
           ------------------------------
     have occurred prior thereto, the period commencing at the opening of business on November 1, 2004 or such later date as is determined in accordance with Section 4.14 and 4.15, and ending on the first to occur of
                     ------------     ----
     (a) the commencement of the Rapid Amortization Period, (b) the payment in full of the Note Principal Balance and (c) the Series 2000-A Final Maturity Date.

          "Controlled Deposit Amount" means, for any Distribution Date with
           -------------------------
     respect to the Controlled Accumulation Period, an amount equal to the sum of the Controlled Accumulation Amount for such Distribution Date and any existing Accumulation Shortfall.

          "Counterparty" means Bank of America, N.A. or the counterparty under
           ------------
     any replacement interest rate swap obtained pursuant to Section 4.17.
                                                             ------------

          "Covered Amount" means an amount, determined as of each Distribution
           --------------
     Date for any Interest Period, equal to the sum of (a) the product of (i) a fraction, the numerator of which is the actual number of days in such Interest Period and the denominator of which is 360, times (ii) the Note Interest Rate in effect with respect to such Interest Period, times (iii) the aggregate amount on deposit in the Principal Accumulation Account as of the Record Date preceding such Distribution Date.

          "Default Amount Rate" is defined in the Insurance Agreement.
           -------------------

          "Default Estimate" means, for any Monthly Period, an amount equal to
           ----------------
     the product of (i) 1.5, multiplied by (ii) the arithmetic mean of the Investor Default Amounts for the prior three Monthly Periods. For this purpose, the October, November and December 2000 Investor Default Amounts shall be deemed to have equaled $6,500,000.

          "Deficiency Amount" means (a) for any Distribution Date other than the
           -----------------
     Series 2000-A Final Maturity Date, the excess of the amounts payable pursuant to Sections 4.4(a)(i) and (ii) for such Distribution Date over the
                 ------------------     ----
     Available Finance Charge Collections, Reallocated Principal Collections and Available Spread Account Amount that are available to cover such amounts, and (b) for the Series 2000-A Final Maturity Date, the sum of (i) the amount determined pursuant to clause (a) for the Series 2000-A Final
                                   ----------
     Maturity Date and (ii) the excess of the Note Principal Balance over the Available Principal Collections and Available Spread Account Amount that are available to cover such amount.

          "Distribution Date" means January 16, 2001 and the 15th day of each
           -----------------
     calendar month thereafter, or if such 15th day is not a Business Day, the next succeeding Business Day.

          "Enhancement Provider" means each of the Insurer and the Counterparty.
           --------------------

          "Excess Collateral Amount" means, at any time, the result of the
           ------------------------
     Collateral Amount, plus the Principal Accumulation Account Balance, minus the Note Principal Balance.

          "Excess Interest" means, for any Distribution Date falling after the
           ---------------
     Expected Principal Distribution Date, the excess if any of (a) the amount of Monthly Interest that would have been payable on that Distribution Date if not for the proviso to the definition of "Note Interest Rate" over (b) the amount of Monthly Interest actually payable on that Distribution Date.

          "Excess Interest Shortfall" is defined in Section 4.2.
           -------------------------                -----------

          "Excess Spread Percentage" is defined in the Insurance Agreement.
           ------------------------

          "Expected Principal Distribution Date" means the November 2005
           ------------------------------------
     Distribution Date.

          "Finance Charge Shortfall" is defined in Section 4.7.
           ------------------------                -----------

          "Group One" means Series 2000-A, the outstanding Series under the
           ---------
     Pooling and Servicing Agreement (other than Series represented by the Collateral Certificate) and each other Series hereafter specified in the related Indenture Supplement to be included in Group One.

          "Initial Collateral Amount" means the sum of (a) $670,400,000, which
           -------------------------
     equals the sum of (i) the initial principal amount of the Series 2000-A Notes plus (ii) the Initial Excess Collateral Amount (excluding the Supplemental Enhancement), plus (b) the Supplemental Enhancement.

          "Initial Excess Collateral Amount" means, at any time, the sum of (a)
           --------------------------------
     $70,400,000, plus (b) the Supplemental Enhancement.

          "Insurance Agreement" means the Insurance and Reimbursement Agreement
           -------------------
     dated as of the Closing Date between the Seller, the Servicer, Spiegel, Spiegel Acceptance Corporation, the Issuer, the Indenture Trustee and the Insurer.

          "Insured Obligation" means, with respect to any Policy, the "Insured
           ------------------
     Obligation" as defined in such Policy.

          "Insurer" means MBIA Insurance Corporation, a New York stock insurance
           -------
     corporation.

          "Interest Period" means, for any Distribution Date, the period from
           ---------------
     and including the Distribution Date immediately preceding such Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding such Distribution Date.

     "Interest Shortfall" is defined in Section 4.2.
      ------------------                -----------

     "Investor Charge-Offs" is defined in Section 4.5.
      --------------------                -----------

     "Investor Default Amount" means, for any Distribution Date, an amount equal
      -----------------------
to the product of (a) the Default Amount for the related Monthly Period and (b) the Floating Allocation Percentage for such Monthly Period.

     "Investor Finance Charge Collections" means, for any Monthly Period, an
      -----------------------------------
amount equal to the aggregate amount of Finance Charge Collections (including Net Recoveries treated as Finance Charge Collections) retained or deposited in the Finance Charge Subaccount for Series 2000-A pursuant to subsection 4.1(b)(i)
                                                            --------------------
for such Monthly Period.

     "Investor Percentage" means, for any Monthly Period, the Allocation
      -------------------
Percentage.

     "Investor Principal Collections" means, for any Monthly Period, the
      ------------------------------
aggregate amount of Principal Collections retained or deposited in the Principal Collections Subaccount for Series 2000-A pursuant to subsection 4.1(b)(ii) for
                                                     ---------------------
such Monthly Period.

     "Investor Uncovered Dilution Amount" means, for any Distribution Date, an
      ----------------------------------
amount equal to the Series Share of shortfalls in Deposit Obligations that is allocated to Series 2000-A pursuant to Section 8.4(h) of the Indenture.
                                       --------------

     "LIBOR" means, for any Interest Period, the London interbank offered rate
      -----
for one-month United States dollar deposits determined by the Indenture Trustee for each Interest Period in accordance with the provisions of Section 4.12.
                                                              ------------

     "LIBOR Determination Date" means the second London Banking Day prior to the
      ------------------------
commencement of each Interest Period.

     "London Banking Day" means any day on which commercial banks are open for
      ------------------
general business (including dealings in foreign exchange and foreign currency deposits) in London, England.

     "Minimum Seller Percentage" means zero for Series 2000-A.
      -------------------------

     "Monthly Insurance Premium" means the Premium (as defined in the Premium
      -------------------------
and Fee Letter) for any Monthly Period.

     "Monthly Interest" is defined in Section 4.2.
      ----------------                -----------

     "Monthly Principal" means the monthly principal distributable in respect of
      -----------------
the Notes as calculated in accordance with Section 4.3.
                                           -----------

     "Monthly Principal Reallocation Amount" means, for any Monthly Period, an
      -------------------------------------
amount equal to the lower of:

          (a)  the Required Amount; and

          (b) the Excess Collateral Amount (after giving effect to Investor Charge-Offs for the related Monthly Period).

     "Monthly Servicing Fee" is defined in subsection 3.1(a).
      ---------------------                -----------------

     "Net Interest Obligation" means, for any Distribution Date: (a) if there is
      -----------------------
a Net Swap Payment due on that Distribution Date, the sum of the Net Swap Payment and the Monthly Interest for that Distribution Date; (b) if there is a Net Swap Receipt due on that Distribution Date, the result of the Monthly Interest for that Distribution Date minus the Net Swap Receipt; and (c) if the Swap has terminated for any reason, the Monthly Interest for that Distribution Date.

     "Net Swap Payment" means any net amount payable by the Issuer under the
      ----------------
Swap as a result of LIBOR being less than the Swap Rate. For the avoidance of doubt, (i) Net Swap Payments do not include early termination payments or payment of breakage or other miscellaneous costs, and (ii) for any Distribution Date, the Monthly Interest, less the Net Swap Receipt, if any, plus, the Net Swap Payment , if any, will never exceed what Monthly Interest would have been if the Note Interest Rate were 6.51%.

     "Net Swap Receipt" means any net amount payable by the Counterparty as a
      ----------------
result of LIBOR being greater than the Swap Rate. For the avoidance of doubt, Net Swap Receipts do not include early termination payments.

     "Note Initial Principal Balance" means $600,000,000.
      ------------------------------

     "Note Interest Rate" means a per annum rate of 0.30% in excess of LIBOR as
      ------------------
determined on the LIBOR Determination Date for the applicable Interest Period; provided that for each Interest Period commencing after the Expected Principal
--------
Distribution Date, the Note Interest Rate shall equal the lesser of (a) the amount described above and (b) 7.5% per annum.

     "Note Principal Balance" means, on any date of determination, an amount
      ----------------------
equal to (a) the Note Initial Principal Balance, minus (b) the aggregate amount of principal payments made to the Class A Noteholders on or prior to such date.

     "Percentage Allocation" is defined in subsection 4.1(b)(ii)(y).
      ---------------------                ------------------------

     "Policy" means the Financial Guaranty Insurance Policy No.  33927(1) or the
      ------
Financial Guaranty Insurance Policy No. 33927(2), each issued by MBIA Insurance Corporation pursuant to the Insurance Agreement, and, collectively, referred to herein as the "Policies."

     "Portfolio Adjusted Yield" means, for any Distribution Date, the average of
      ------------------------
the percentages obtained for each of the three preceding Monthly Periods by subtracting the Base Rate and the Default Amount Rate for each such Monthly Period from the Portfolio Yield for each such Monthly Period.

     "Portfolio Yield" is defined in the Insurance Agreement.
      ---------------

     "Premium and Fee Letter" is defined in the Insurance Agreement.
      ----------------------

     "Principal Accumulation Account" shall have the meaning set forth in
      ------------------------------
subsection 4.9(a).
-----------------

     "Principal Accumulation Account Balance" means, for any date of
      --------------------------------------
determination, the principal amount, if any, on deposit in the Principal Accumulation Account on such date of determination.

     "Principal Accumulation Investment Proceeds" means, with respect to each
      ------------------------------------------
Distribution Date, the investment earnings on funds in the Principal Accumulation Account (net of investment expenses and losses) for the period from and including the immediately preceding Distribution Date to but excluding such Distribution Date.

     "Principal Shortfall" is defined in subsection 4.8(a).
      -------------------                -----------------

     "Qualified Maturity Agreement" means an agreement, meeting the requirements
      ----------------------------
described in the definition of "Qualified Maturity Agreement" set forth in the Policies, whereby an Eligible Institution agrees to make a deposit into the Principal Accumulation Account on the Expected Principal Distribution Date in an amount equal to the Note Principal Balance on such date; provided that for purposes of this definition, references in the definition of "Eligible Institution" to ratings of "A-1+" and "AAA" by Standard & Poor's shall be modified to require ratings of "A-1" and "A+" from Standard & Poor's.

     "Rapid Amortization Period" means the period commencing on the Business Day
      -------------------------
immediately preceding the day on which a Pay Out Event with respect to Series 2000-A is deemed to have occurred, and ending on the first to occur of (i) the payment in full of the Collateral Amount and (ii) the Series 2000-A Final Maturity Date; provided, that if any amounts are owing to the Insurer under the
               --------
Insurance Agreement or the Counterparty under the Swap at the Series 2000-A Final Maturity Date, the Rapid Amortization Period shall continue, solely for purposes of repaying such amounts, but in no event shall the Rapid Amortization Period continue after the earliest of (x) the date on which no further amounts are owed to the Insurer under the Insurance Agreement and the Counterparty under the Swap, (y) the November 2010 Distribution Date and (z) the date on which the Collateral Amount has been reduced to zero.

     "Rating Agency" means each of Fitch, Moody's and Standard & Poor's.
      -------------

     "Rating Agency Condition" means, with respect to Series 2000-A, the Rating
      -----------------------
Agency Condition, as defined in the Insurance Agreement.

     "Reallocated Principal Collections" means, for any Distribution Date,
      ---------------------------------
Investor Principal Collections applied in accordance with Section 4.6 in an
                                                          -----------
amount not to exceed the Monthly Principal Reallocation Amount for the related Monthly Period.

     "Reassignment Amount" means, for any Distribution Date, after giving effect
      -------------------
to any deposits and distributions otherwise to be made on such Distribution Date, the sum of (i) the outstanding principal balance of the Series 2000-A Notes on such Distribution Date, plus (ii) Monthly Interest for such Distribution Date and any Monthly Interest previously due but not distributed to the Series 2000-A Noteholders, plus (iii) the amount of Additional Interest, if any, for such Distribution Date and any Additional Interest previously due but not distributed to the Series 2000-A Noteholders on a prior Distribution Date.

     "Reference Banks" means four major banks in the London interbank market
      ---------------
selected by the Servicer or the Counterparty as calculation agent under the Swap.

     "Reimbursement Amounts" is defined in the Insurance Agreement.
      ---------------------

     "Required Accumulation Factor Number" shall be equal to a fraction, rounded
      -----------------------------------
upwards to the nearest whole number, the numerator of which is one and the denominator of which is equal to the lowest monthly principal payment rate on the Accounts, expressed as a decimal, for the 12 months preceding the date of such calculation; provided, however, that this definition may be changed at any
                  --------  -------
time if the Rating Agency Condition is satisfied.

     "Required Amount" is defined in the Insurance Agreement.
      ---------------

     "Required Excess Collateral Amount" is defined in the Insurance Agreement.
      ---------------------------------

     "Required Reserve Account Amount" means, for any Distribution Date on or
      -------------------------------
after the Reserve Account Funding Date, an amount equal to (a) 0.5% of the Note Principal Balance or (b) any other amount designated by the Seller; provided,
                                                                    --------
however, that if such designation is of a lesser amount, the Seller shall (i)
-------
provide the Servicer and the Indenture Trustee with evidence that the Rating Agency Condition shall have been satisfied and (ii) deliver to the Indenture Trustee a certificate of an Authorized Officer to the effect that, based on the facts known to such officer at such time, in the reasonable belief of the Seller, such designation will not cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would cause a Pay Out Event to occur with respect to Series 2000-A.

     "Reserve Account" is defined in subsection 4.10(a).
      ---------------                ------------------

     "Reserve Account Funding Date" means the Distribution Date designated by
      ----------------------------
the Servicer which occurs not later than the earliest of (a) the Distribution Date with respect to the Monthly Period which commences 3 months prior to the commencement of the Controlled Accumulation Period; (b) the first Distribution Date for which the Portfolio Adjusted Yield is less than 2%, but in such event the Reserve Account Funding Date shall not be required to occur earlier than the Distribution Date with respect to the Monthly Period which commences 12 months prior to the commencement of the Controlled Accumulation Period; (c) the first Distribution Date for which the Portfolio Adjusted Yield is less than 3%, but in such event the Reserve Account Funding Date shall not be required to occur earlier than the Distribution Date with respect to the Monthly Period which commences 6 months prior to the commencement of the Controlled Accumulation Period; and (d) the first Distribution Date for which the Portfolio Adjusted Yield is less than 4%, but in such event the Reserve Account Funding Date shall not be required to occur earlier than the Distribution Date with respect to the Monthly Period which commences 4 months prior to the commencement of the Controlled Accumulation Period.

     "Reserve Account Surplus" means, as of any Distribution Date following the
      -----------------------
Reserve Account Funding Date, the amount, if any, by which the amount on deposit in the Reserve Account exceeds the Required Reserve Account Amount.

     "Reserve Draw Amount" means, with respect to each Distribution Date
      -------------------
relating to the Controlled Accumulation Period or the first Distribution Date relating to the Rapid Amortization Period, the amount, if any, by which the Principal Accumulation Investment Proceeds for such Distribution Date are less than the Covered Amount determined as of such Distribution Date.

     "Revolving Period" means the period beginning on the Closing Date and
      ----------------
ending on the earlier of the close of business on the day immediately preceding the day the Controlled Accumulation Period commences or the Rapid Amortization Period commences.

     "Series 2000-A" means the Series of Notes the terms of which are specified
      -------------
in this Indenture Supplement.

     "Series 2000-A Final Maturity Date" means the earlier to occur of (a) the
      ---------------------------------
Distribution Date on which the Note Principal Balance is paid in full and (b) the November 2010 Distribution Date.

     "Series 2000-A Note" means a Class A Note.
      ------------------

     "Series 2000-A Noteholder" means a Class A Noteholder.
      ------------------------

     "Series 2000-A Pay Out Event" is defined in Section 6.1.
      ---------------------------                -----------

     "Series Servicing Fee Percentage" means 2% per annum.
      -------------------------------

     "Spread Account" means the segregated trust account required to be
      --------------
established pursuant to Section 2.05 of the Insurance Agreement, which section is set forth in its entirety in Exhibit G.
                                ---------

     "Supplemental Enhancement" is defined in the Insurance Agreement.
      ------------------------

     "Surplus Collateral Amount" means, at any time, the excess, if any, of the
      -------------------------
Excess Collateral Amount over the sum of the Required Excess Collateral Amount and the Supplemental Enhancement.

     "Swap" means an interest rate swap agreement between the Owner Trustee, on
      ----
behalf of the Trust, and the Counterparty substantially in the form of Exhibit E
                                                                       ---------
to this Indenture Supplement, or such other form as shall have satisfied the Rating Agency Condition.

     "Swap Rate" means 6.21% per annum.
      ---------

     "Telerate Page 3750" means the display page currently so designated on the
      ------------------
Bridge Telerate Capital Markets Report (or such other page as may replace that page in that service for the purpose of displaying comparable rates or prices).

     (b) Each capitalized term defined herein shall relate to the Series 2000-A Notes and no other Series of Notes issued by the Trust, unless the context otherwise requires. All capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Indenture or the Transfer and Servicing Agreement. In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture or the Transfer and Servicing Agreement, the terms and provisions of this Indenture Supplement shall govern.

     (c)  The interpretive rules specified in Section 1.2 of the Master
                                              -----------
Indenture also apply to this Indenture Supplement.

                                  ARTICLE III

                                 Servicing Fee
                                 -------------

     Section 3.1  Servicing Compensation.  The share of the Servicing Fee
                  ----------------------
allocable to Series 2000-A for any Distribution Date (the "Monthly Servicing
                                                           -----------------
Fee") shall be equal to one-twelfth of the product of (a) the Series Servicing
---
Fee Percentage and (b) (i) the Collateral Amount as of the last day of the Monthly Period preceding such Distribution Date, minus (ii) the product of the amount, if any, on deposit in the Excess Funding Account as of the last day of the Monthly Period preceding such Distribution Date and the Allocation Percentage for Finance Charge Collections with respect to such Monthly Period; provided, however, that with respect to the first Distribution Date, the Monthly
--------  -------
Servicing Fee shall be equal to $484,178.00. The remainder of the Servicing Fee shall be paid by the Holders of the

Seller Interest or the noteholders of other Series (as provided in the related Indenture Supplements) and in no event shall the Trust, the Indenture Trustee or the Series 2000-A Noteholders be liable for the share of the Servicing Fee to be paid by the Holders of the Seller Interest or the noteholders of any other Series. To the extent that the Monthly Servicing Fee is not paid in full pursuant to the preceding provisions of this Section 3.1 and Section 4.4, it
                                             -----------     -----------
shall be paid by the Holders of the Seller Interest.

                                  ARTICLE IV

                      Rights of Series 2000-A Noteholders
                 and Allocation and Application of Collections
                 ---------------------------------------------

     Section 4.1  Collections and Allocations.
                  ---------------------------

     (a)  Allocations.  Finance Charge Collections, Principal Collections and
          -----------
Defaulted Receivables allocated to Series 2000-A pursuant to Article VIII of the
                                                             ------------
Indenture shall be allocated and distributed as set forth in this Article.

     (b)  Allocations to the Series 2000-A Noteholders. The Servicer shall,
          --------------------------------------------
prior to the close of business on any Deposit Date, allocate to the Series 2000-A Noteholders the following amounts as set forth below:

          (i)  Allocations of Finance Charge Collections. The Servicer shall
               -----------------------------------------
     allocate to the Series 2000-A Noteholders and transfer to the Finance Charge Subaccount for application as provided herein an amount equal to the product of (A) the Allocation Percentage and (B) the aggregate Finance Charge Collections deposited in the Collection Account on such Deposit Date; provided, however, that with respect to the portion of each Monthly
           --------  -------
     Period falling in the Revolving Period or the Controlled Accumulation Period, such allocation shall be transferred to the Finance Charge Subaccount only until such time as the amount transferred to the Finance Change Subaccount pursuant to this subsection during that Monthly Period equals the sum of (1) the Net Interest Obligation for the Distribution Date relating to the current Monthly Period, (2) at any time that FCNB is not the Servicer, the Monthly Servicing Fee payable on the Distribution Date relating to the current Monthly Period and all accrued and unpaid Investor Monthly Servicing Fees with respect to any prior Monthly Periods, (3) the Default Estimate for that Monthly Period and (4) the Monthly Insurance Premium with respect to that Monthly Period; provided further, however,
                                                  -------- -------  -------
     that notwithstanding the foregoing proviso, (1) the entire Allocation
                                        -------
     Percentage of Finance Charge Collections shall be transferred to the Finance Charge Subaccount on a daily basis if (x) the Excess Spread Percentage for the preceding Monthly Period is less than 3.00%, or (y) the Available Spread Account Amount is less than the Required Spread Account Amount; and (2) subject to Section 8.4(a) of the Indenture, on each
                                --------------
     Determination Date, the Servicer shall deposit in the

     Finance Charge Subaccount any amounts not retained on a daily basis pursuant to the preceding proviso. Any portion of such allocation not
                               -------
     required to be transferred to the Finance Charge Subaccount pursuant to the preceding sentence shall be (x) first, deposited in the Excess Funding Account to the extent that the Seller Amount is less than the Minimum Seller Amount and (y) thereafter paid to the Holders of the Seller Interest.

          (ii) Allocations of Principal Collections. The Servicer shall allocate
               ------------------------------------
     to the Series 2000-A Noteholders the following amounts as set forth below:

               (x)  Allocations During the Revolving Period. During the
                    ---------------------------------------
          Revolving Period an amount equal to the product of the Allocation Percentage and the aggregate amount of Principal Collections deposited in the Collection Account on such Deposit Date, shall be allocated to the Series 2000-A Noteholders and shall be first, if any other Principal Sharing Series is outstanding and in its amortization period or accumulation period, retained in the Collection Account for application, to the extent necessary, as Shared Principal Collections to other Principal Sharing Series on the related Distribution Date, second deposited in the Excess Funding Account to the extent necessary so that the Seller Amount is not less than the Minimum Seller Amount and third paid to the Holders of the Seller Interest.

               (y)  Allocations During the Controlled Accumulation Period.
                    -----------------------------------------------------
          During the Controlled Accumulation Period an amount equal to the product of (I) the Allocation Percentage and (II) the aggregate amount of Principal Collections deposited in the Collection Account on such Deposit Date (the product for any such date is hereinafter referred to as a "Percentage Allocation") shall be allocated to the Series 2000-A
                ---------------------
          Noteholders and transferred to the Principal Collections Subaccount until applied as provided herein; provided, however, that if the sum
                                            --------  -------
          of such Percentage Allocation and all preceding Percentage Allocations with respect to the same Monthly Period exceeds the Controlled Deposit Amount during the Controlled Accumulation Period for the related Distribution Date, then such excess shall not be treated as a Percentage Allocation and shall be first, if any other Principal Sharing Series is outstanding and in its amortization period or accumulation period, transferred to the Principal Collections Subaccount for application, to the extent necessary, as Shared Principal Collections to other Principal Sharing Series on the related Distribution Date, second deposited in the Excess Funding Account to the extent necessary so that the Seller Amount is not less than the Minimum Seller Amount and third paid to the Holders of the Seller Interest.

               (z)  Allocations During the Rapid Amortization Period.  During
                    ------------------------------------------------
          the Rapid Amortization Period, an amount equal to the product of (I) the Allocation Percentage and (II) the aggregate amount of Principal Collections deposited in the Collection Account on such Deposit Date, shall be allocated to the Series 2000-A Noteholders and transferred to the Principal Collections Subaccount until applied as provided herein; provided, however, that after the date on which an amount of such
          --------  -------
          Collections equal to the Note Principal Balance plus any amounts owing to the Counterparty under the Swap and the Insurer under the Insurance Agreement has been deposited into the Collection Account and allocated to the Series 2000-A Noteholders, such amount shall be first, if any other Principal Sharing Series is outstanding and in its amortization period or accumulation period, transferred to the Principal Collections Subaccount for application, to the extent necessary, as Shared Principal Collections to other Principal Sharing Series on the related Distribution Date, second deposited in the Excess Funding Account to the extent necessary so that the Seller Amount is not less than the Minimum Seller Amount and third paid to the Holders of the Seller Interest.

     Section 4.2  Determination of Monthly Interest.  The amount of monthly
                  ---------------------------------
interest ("Monthly Interest") distributable from the Collection Account with
           ----------------
respect to the Class A Notes on any Distribution Date shall be an amount equal to the product of (i) (A) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times (B) the Note Interest Rate in effect with respect to the related Interest Period and (ii) the Note Principal Balance as of the close of business on the last day of the preceding Monthly Period (or, with respect to the initial Distribution Date, the Note Initial Principal Balance).

     On the Determination Date preceding each Distribution Date, the Servicer shall determine the excess, if any (the "Interest Shortfall"), of (x) the
                                         ------------------
Monthly Interest for such Distribution Date over (y) the aggregate amount of funds allocated and available to pay such Monthly Interest on such Distribution Date. If the Interest Shortfall for any Distribution Date is greater than zero and the Insurer fails to pay such Interest Shortfall in accordance with the terms of the related Policy, on each subsequent Distribution Date until such Interest Shortfall is fully paid, an additional amount ("Additional Interest")
                                                         -------------------
equal to the product of (i) (A) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times (B) the Note Interest Rate in effect with respect to the related Interest Period and (ii) such Interest Shortfall (or the portion thereof which has not been paid to the Class A Noteholders) shall be payable as provided herein with respect to the Class A Notes. Notwithstanding anything to the contrary herein, Additional Interest shall be payable or distributed to the Class A Noteholders only to the extent permitted by applicable law.

     In addition, on the Determination Date preceding each Distribution Date falling after the Expected Principal Distribution Date on which there is any Excess Interest, the Servicer shall determine the excess, if any (the "Excess
                                                                       ------
Interest Shortfall"), of (x) the Excess Interest for such Distribution Date over
------------------
(y) the aggregate amount of funds allocated and available to pay such Excess Interest on such Distribution Date. If the Excess Interest Shortfall for any Distribution Date is greater than zero, on each subsequent Distribution Date until such Excess Interest Shortfall is fully paid, an additional amount ("Additional Excess Interest") equal to the product of (i) (A) a fraction, the
  --------------------------
numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times (B) the Note Interest Rate in effect with respect to the related Interest Period and (ii) such Excess Interest Shortfall (or the portion thereof which has not been paid to the Class A Noteholders) shall be payable as provided herein with respect to the Class A Notes. Notwithstanding anything to the contrary herein, Additional Excess Interest shall be payable or distributed to the Class A Noteholders only to the extent permitted by applicable law.

     Section 4.3  Determination of Monthly Principal.  The amount of monthly
                  ----------------------------------
principal distributable from the Collection Account with respect to the Notes on each Distribution Date (the "Monthly Principal"), beginning with the
                             -----------------
Distribution Date in the month following the month in which the Controlled Accumulation Period or, if earlier, the Rapid Amortization Period, begins, shall be equal to the least of (i) the Available Principal Collections on deposit in the Collection Account with respect to such Distribution Date, (ii) for each Distribution Date with respect to the Controlled Accumulation Period, the Controlled Deposit Amount for such Distribution Date, (iii) the Note Principal Balance, minus any amount already on deposit in the Principal Accumulation Account on such Distribution Date and (iv) the Collateral Amount (after taking into account any adjustments to be made pursuant to Sections 4.5 and 4.6) prior
                                                    ------------     ---
to any deposit into the Principal Accumulation Account on such Distribution
Date.

     Section 4.4  Application of Available Finance Charge Collections and
                  -------------------------------------------------------
Available Principal Collections. The Servicer shall apply, or shall cause the
-------------------------------
Indenture Trustee to apply by written instruction to the Indenture Trustee, on each Distribution Date, Available Finance Charge Collections and Available Principal Collections on deposit in the Collection Account with respect to such Distribution Date to make the following distributions:

     (a) On each Distribution Date, an amount equal to the Available Finance Charge Collections with respect to such Distribution Date will be distributed or deposited in the following priority:

          (i) on a pari passu basis (A) an amount equal to Monthly Interest for such Distribution Date, plus the amount of any Monthly Interest previously due but not distributed to Class A Noteholders on a prior Distribution Date, plus the amount of any Additional Interest for such

Distribution Date, plus the amount of any Monthly Interest previously due but not distributed to Class A Noteholders on a prior Distribution Date, plus the amount of any Additional Interest for such Distribution Date, plus the amount of any Additional Interest previously due but not distributed to Class A Noteholders on a prior Distribution Date, shall be distributed to the Paying Agent for payment to Class A Noteholders on such Distribution Date and (B) any Net Swap Payment for that Distribution Date shall be distributed to the Counterparty;

     (ii) if neither FCNB nor any affiliate of the Seller is the Servicer, an amount equal to the Monthly Servicing Fee for such Distribution Date, plus the amount of any Monthly Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, shall be distributed to the Servicer;

     (iii) an amount equal to the Investor Default Amount and any Investor Uncovered Dilution Amount for such Distribution Date shall be treated as a portion of Available Principal Collections for such Distribution Date;

     (iv) an amount equal to the sum of the aggregate amount of Investor Charge-Offs and the amount of Reallocated Principal Collections which have not been previously reimbursed pursuant to this subsection (iv) shall be treated as
                                            ---------------
a portion of Available Principal Collections for such Distribution Date;

     (v) an amount equal to the Monthly Insurance Premium for the related Monthly Period and any unpaid Monthly Insurance Premiums for prior Monthly Periods shall be paid to the Insurer;

     (vi) on each Distribution Date from and after the Reserve Account Funding Date, but prior to the date on which the Reserve Account terminates as described in subsection 4.10(f), an amount up to the excess, if any, of the Required
   ------------------
Reserve Account Amount over the Available Reserve Account Amount shall be deposited into the Reserve Account;

     (vii) an amount equal to the amounts required to be deposited in the Spread Account pursuant to Section 2.05(f) of the Insurance Agreement shall be deposited into the Spread Account as provided in Section 2.05(f) of the Insurance Agreement;

     (viii) during the Rapid Amortization Period, any amount remaining shall be applied as Available Principal Collections for such Distribution Date to the extent that the other Available Principal Collections (excluding any amounts drawn under the Policies) are not sufficient to repay the Class A Notes in full;

     (ix) an amount equal to any Reimbursement Amounts and interest thereon owed under the Insurance Agreement shall be paid to the Insurer;

           (x) an amount equal to any other amounts owing to the Insurer under the Insurance Agreement shall be paid to the Insurer;

           (xi) after the Expected Principal Distribution Date, an amount equal to any Excess Interest for such Distribution Date, plus any unpaid Excess Interest from prior Distribution Dates, plus any Additional Excess Interest shall be distributed to the Paying Agent for payment to Class A Noteholders on such Distribution Date;

           (xii) an amount equal to any early termination payments or other miscellaneous payments owed to the Counterparty under the Swap shall be paid to the Counterparty;

           (xiii) any Monthly Servicing Fee for such Distribution Date or prior Distribution Dates not paid pursuant to subsection 4.4(a)(ii) (unless such
                                             ---------------------
     amount has been netted against deposits to the Collection Account in accordance with Section 8.4 of the Indenture) shall be distributed to the
                     -----------
     Servicer; and


           (xiv) the balance, if any, will constitute a portion of Excess Finance Charge Collections for such Distribution Date and first will be available for allocation to other Series in Group One, second deposited in the Excess Funding Account to the extent necessary so that the Seller Amount is not less than the Minimum Seller Amount and third paid to the Holders of the Seller Interest as described in Section 8.6 of the
                                                    -----------
     Indenture.

     (b) On each Distribution Date with respect to the Revolving Period, an amount equal to the Available Principal Collections deposited in the Collection Account for the related Monthly Period shall be treated as Shared Principal Collections and applied in accordance with Section 8.5 of the Indenture.
                                           -----------

     (c) On each Distribution Date with respect to the Controlled Accumulation Period or the Rapid Amortization Period, an amount equal to the Available Principal Collections deposited in the Collection Account for the related Monthly Period shall be distributed or deposited in the following order of priority:

           (i) during the Controlled Accumulation Period, an amount equal to the Monthly Principal for such Distribution Date shall be deposited into the Principal Accumulation Account, and any remaining Available Principal Collections shall be treated as Shared Principal Collections and applied in accordance with Section 8.5 of the Indenture; and
                     -----------

           (ii) during the Rapid Amortization Period, an amount equal to the Monthly Principal for such Distribution Date shall be distributed to the Paying Agent for payment to the Class A Noteholders on such Distribution Date until the Note Principal Balance has been paid in full, and any remaining Available Principal Collections shall be treated as Shared

     Principal Collections and applied in accordance with Section 8.5 of the
                                                          -----------
     Indenture.

     As of any Distribution Date on which any Available Principal Collections are treated as Shared Principal Collections as provided above, the Collateral Amount shall be reduced by an amount equal to the lesser of (x) the amount of Available Principal Collections applied as Shared Principal Collections and (y) the Surplus Collateral Amount.

     (d) On the earlier to occur of (i) the first Distribution Date with respect to the Rapid Amortization Period and (ii) the Expected Principal Distribution the Indenture Trustee, acting in accordance with instructions from the Servicer, shall withdraw from the Principal Accumulation Account and distribute to the Paying Agent for payment to the Class A Noteholders the amounts deposited into the Principal Accumulation Account pursuant to subsection
                                                                      ----------
4.4(c)(i).
---------

     Section 4.5   Investor Charge-Offs . On each Determination Date, the
                   --------------------
Servicer shall calculate the Investor Default Amount and any Investor Uncovered Dilution Amount for the related Distribution Date. If, on any Distribution Date, the sum of the Investor Default Amount and any Investor Uncovered Dilution Amount for such Distribution Date exceeds the amount of Available Finance Charge Collections allocated with respect thereto pursuant to subsection 4.4(a)(iii)
                                                       ----------------------
with respect to such Distribution Date, the Collateral Amount will be reduced (but not below zero) by the amount of such excess (such reduction, an "Investor
                                                                       --------
Charge-Off").
----------

     Section  4.6  Reallocated Principal Collections. On each Distribution Date,
                   ---------------------------------
the Servicer shall apply, or shall instruct the Indenture Trustee in writing to apply, Reallocated Principal Collections with respect to such Distribution Date, to fund any deficiency pursuant to and in the priority set forth in subsections
                                                                    -----------
4.4(a)(i), (ii), (v), (ix), (x) and (xii); provided that in no event will
---------  ----  ---  ----  ---     -----
Reallocated Principal Collections be applied pursuant to subsections 4.4(a)(v),
                                                         ---------------------
(ix), (x) and (xii) until the Series 2000-A Final Maturity Date. On each
-------------------
Distribution Date, the Collateral Amount shall be reduced by the amount of Reallocated Principal Collections for such Distribution Date.

     Section  4.7  Excess Finance Charge Collections. Series 2000-A shall be an
                   ---------------------------------
Excess Allocation Series with respect to Group One only. For this purpose, each outstanding series of certificates issued by Spiegel Master Trust (other than series represented by the Collateral Certificate) shall be deemed to be a Series in Group One. Subject to Section 8.6 of the Indenture, Excess Finance Charge
                         -----------
Collections with respect to the Excess Allocation Series in Group One for any Distribution Date will be allocated to Series 2000-A in an amount equal to the product of (x) the aggregate amount of Excess Finance Charge Collections with respect to all the Excess Allocation Series in Group One for such Distribution Date and (y) a fraction, the numerator of which is the Finance Charge Shortfall for Series 2000-A for such

Distribution Date and the denominator of which is the aggregate amount of Finance Charge Shortfalls for all the Excess Allocation Series in Group One for such Distribution Date. The "Finance Charge Shortfall" for Series 2000-A for any
                             ------------------------
Distribution Date will be equal to the excess, if any, of (a) the full amount required to be paid, without duplication, pursuant to subsections 4.4(a)(i)
                                                      ---------------------
through (xiii) on such Distribution Date over (b) the Available Finance Charge
         -----
Collections with respect to such Distribution Date (excluding any portion thereof attributable to Excess Finance Charge Collections).

     Section  4.8   Shared Principal Collections. Subject to Section 8.5 of the
                    ----------------------------             -----------
Indenture, Shared Principal Collections for any Distribution Date will be allocated to Series 2000-A in an amount equal to the product of (x) the aggregate amount of Shared Principal Collections with respect to all Principal Sharing Series for such Distribution Date and (y) a fraction, the numerator of which is the Principal Shortfall for Series 2000-A for such Distribution Date and the denominator of which is the aggregate amount of Principal Shortfalls for all the Series which are Principal Sharing Series for such Distribution Date. For this purpose, each outstanding series of certificates issued by Spiegel Master Trust (other than series represented by the Collateral Certificate) shall be deemed to be a Principal Sharing Series. The "Principal Shortfall" for Series
                                                 -------------------
2000-A will be equal to (a) for any Distribution Date with respect to the Revolving Period, zero, (b) for any Distribution Date with respect to the Controlled Accumulation Period, the excess, if any, of the Controlled Deposit Amount with respect to such Distribution Date over the amount of Available Principal Collections for such Distribution Date (excluding any portion thereof attributable to Shared Principal Collections), and (c) for any Distribution Date with respect to the Rapid Amortization Period, the excess, if any, of the Note Principal Balance (less the balance in the Principal Accumulation Account) over the amount of Available Principal Collections for such Distribution Date (excluding any portion thereof attributable to Shared Principal Collections).

     Section  4.9   Principal Accumulation Account.
                    ------------------------------
     (a) The Indenture Trustee shall establish and maintain with an Eligible Institution, which may be the Indenture Trustee in the name of the Trust, on behalf of the Trust, for the benefit of the Series 2000-A Noteholders, a non-interest bearing segregated trust account with the corporate trust department of such Eligible Institution (the "Principal Accumulation Account"), bearing a
                                ------------------------------
designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2000-A Noteholders. The Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Principal Accumulation Account and in all proceeds thereof. The Principal Accumulation Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Series 2000-A Noteholders. If at any time the institution holding the Principal Accumulation Account ceases to be an Eligible Institution, the Servicer shall notify the Indenture Trustee in writing, and the Indenture Trustee upon being notified (or the Servicer on its behalf) shall, within ten (10) Business Days, establish a new Principal

Accumulation Account meeting the conditions specified above with an Eligible Institution, and shall transfer any cash or any investments to such new Principal Accumulation Account. The Indenture Trustee, at the written direction of the Servicer, shall (i) make withdrawals from the Principal Accumulation Account from time to time, in the amounts and for the purposes set forth in this Indenture Supplement, and (ii) on each Distribution Date (from and after the commencement of the Controlled Accumulation Period) prior to the termination of the Principal Accumulation Account, make deposits into the Principal Accumulation Account in the amounts specified in, and otherwise in accordance with, subsection 4.4(c)(i).
      --------------------

     (b) Funds on deposit in the Principal Accumulation Account shall be invested at the written direction of the Servicer by the Indenture Trustee in Permitted Investments. Funds on deposit in the Principal Accumulation Account on any Distribution Date, after giving effect to any withdrawals from the Principal Accumulation Account on such Distribution Date, shall be invested in such investments that will mature so that such funds will be available for withdrawal on or prior to the following Distribution Date.

     The Indenture Trustee shall hold such of the Permitted Investments as consists of instruments, deposit accounts, negotiable documents, money, goods, letters of credit, and advices of credit in the State of New York and/or Illinois. The Indenture Trustee shall hold such of the Permitted Investments as constitutes investment property through a securities intermediary, which securities intermediary shall agree with the Indenture Trustee that (a) such investment property shall at all times be credited to a securities account of the Indenture Trustee, (b) such securities intermediary shall treat the Indenture Trustee as entitled to exercise the rights that comprise each financial asset credited to such securities account, (c) all property credited to such securities account shall be treated as a financial asset, (d) such securities intermediary shall comply with entitlement orders originated by the Indenture Trustee without the further consent of any other person or entity, (e) such securities intermediary will not agree with any person or entity other than the Indenture Trustee to comply with entitlement orders originated by such other person or entity, (f) such securities accounts and the property credited thereto shall not be subject to any lien, security interest or right of set-off in favor of such securities intermediary or anyone claiming through it (other than the Indenture Trustee), and (g) such agreement shall be governed by the laws of the State of Illinois. Terms used in the preceding sentence that are defined in the New York UCC and not otherwise defined herein shall have the meaning set forth in the New York UCC.

     On each Distribution Date with respect to the Controlled Accumulation Period and on the first Distribution Date with respect to the Rapid Amortization Period, the Indenture Trustee, acting at the Servicer's written direction given on or before such Distribution Date, shall transfer from the Principal Accumulation Account to the Collection Account the Principal Accumulation Investment Proceeds on deposit in the Principal Accumulation Account for application as Available Finance Charge Collections in accordance with Section
                                                                       -------
4.4.
---

     Principal Accumulation Investment Proceeds (including reinvested interest) shall not be considered part of the amounts on deposit in the Principal Accumulation Account for purposes of this Indenture Supplement.

     Section  4.10    Reserve Account.
                      ---------------

     (a) The Indenture Trustee shall establish and maintain with an Eligible Institution, which may be the Indenture Trustee in the name of the Trust, on behalf of the Trust, for the benefit of the Series 2000-A Noteholders, a non-interest bearing segregated trust account with the corporate trust department of such Eligible Institution (the "Reserve Account"), bearing a designation clearly
                                ---------------
indicating that the funds deposited therein are held for the benefit of the Series 2000-A Noteholders. The Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Reserve Account and in all proceeds thereof. The Reserve Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Series 2000-A Noteholders. If at any time the institution holding the Reserve Account ceases to be an Eligible Institution, the Servicer shall notify the Indenture Trustee in writing, and the Indenture Trustee upon being notified (or the Servicer on its behalf) shall, within ten (10) Business Days, establish a new Reserve Account meeting the conditions specified above with an Eligible Institution, and shall transfer any cash or any investments to such new Reserve Account. The Indenture Trustee, at the written direction of the Servicer, shall
(i) make withdrawals from the Reserve Account from time to time in an amount up to the Available Reserve Account Amount at such time, for the purposes set forth in this Indenture Supplement, and (ii) on each Distribution Date (from and after the Reserve Account Funding Date) prior to termination of the Reserve Account, make a deposit into the Reserve Account in the amount specified in, and otherwise in accordance with, subsection 4.4(a)(vi).
                              ---------------------

     (b) Funds on deposit in the Reserve Account shall be invested at the written direction of the Servicer by the Indenture Trustee in Permitted Investments. Funds on deposit in the Reserve Account on any Distribution Date, after giving effect to any withdrawals from the Reserve Account on such Distribution Date, shall be invested in such investments that will mature so that such funds will be available for withdrawal on or prior to the following Distribution Date.

     The Indenture Trustee shall hold such of the Permitted Investments as consists of instruments, deposit accounts, negotiable documents, money, goods, letters of credit, and advices of credit in the State of New York. The Indenture Trustee shall hold such of the Permitted Investments as constitutes investment property through a securities intermediary, which securities intermediary shall agree with the Indenture Trustee that (a) such investment property shall at all times be credited to a securities account of the Indenture Trustee, (b) such securities intermediary shall treat the Indenture Trustee as entitled to exercise the rights that comprise each financial asset credited to such securities account, (c) all property credited to such securities account shall be treated as a financial asset, (d) such securities intermediary shall comply with entitlement orders originated by the Indenture Trustee without the further consent of any other person or entity, (e) such securities intermediary will not agree with any person or entity other than the Indenture Trustee to comply with entitlement orders originated by such other person or entity, (f) such securities accounts and the property credited thereto shall not be subject to any lien, security interest, or right of set-off in favor of such securities intermediary or anyone claiming through it (other than the Indenture Trustee), and (g) such agreement shall be governed by the laws of the State of New York. Terms used in the preceding sentence that are defined in the New York UCC and not otherwise defined herein shall have the meaning set forth in the New York UCC.

     On each Distribution Date, all interest and earnings (net of losses and investment expenses) accrued since the preceding Distribution Date on funds on deposit in the Reserve Account shall be retained in the Reserve Account (to the extent that the Available Reserve Account Amount is less than the Required Reserve Account Amount) and the balance, if any, shall be deposited into the Collection Account and included in Available Finance Charge Collections for such Distribution Date. For purposes of determining the availability of funds or the balance in the Reserve Account for any reason under this Indenture Supplement, except as otherwise provided in the preceding sentence, investment earnings on such funds shall be deemed not to be available or on deposit.

     (c) On or before each Distribution Date with respect to the Controlled Accumulation Period and on or before the first Distribution Date with respect to the Rapid Amortization Period, the Servicer shall calculate the Reserve Draw Amount; provided, however, that such amount will be reduced to the extent that
        --------  -------
funds otherwise would be available for deposit in the Reserve Account under
Section 4.4(a)(vi) with respect to such Distribution Date.
------------------

     (d) If for any Distribution Date the Reserve Draw Amount is greater than zero, the Reserve Draw Amount, up to the Available Reserve Account Amount, shall be withdrawn from the Reserve Account on such Distribution Date by the Indenture Trustee (acting in accordance with the written instructions of the Servicer) and deposited into the Collection Account for application as Available Finance Charge Collections for such Distribution Date.

     (e) If the Reserve Account Surplus on any Distribution Date, after giving effect to all deposits to and withdrawals from the Reserve Account with respect to such Distribution Date, is greater than zero, the Indenture Trustee, acting in accordance with the written instructions of the Servicer, shall withdraw from the Reserve Account an amount equal to such Reserve Account Surplus and (i) deposit such amounts in the Spread Account, to the extent that funds on deposit in the Spread Account are less than the Required Spread Account Amount, and (ii) distribute any such amounts remaining after application pursuant to subsection
                                                                    ----------
4.10(e)(i) to the holders of the Seller Interest.
----------

     (f) Upon the earliest to occur of (i) the termination of the Trust pursuant to Article VIII of the Trust Agreement, (ii) the first Distribution
            ------------
Date relating to the Rapid Amortization Period and (iii) the Expected Principal Distribution Date, the Indenture Trustee, acting in accordance with the instructions of the Servicer, after the prior payment of all amounts owing to the Series 2000-A Noteholders that are payable from the Reserve Account as provided herein, shall withdraw from the Reserve Account all amounts, if any, on deposit in the Reserve Account and (i) deposit such amounts in the Spread Account, to the extent that funds on deposit in the Spread Account are less than the Required Spread Account Amount, and (ii) distribute any such amounts remaining after application pursuant to subsection 4.10(f)(i) to the holders of
                                        ---------------------
the Seller Interest. The Reserve Account shall thereafter be deemed to have terminated for purposes of this Indenture Supplement. Funds on deposit in the Reserve Account at any time that the Controlled Accumulation Period is suspended pursuant to Section 4.15, shall remain on deposit until applied in accordance
            ------------
with subsection 4.10(d), (e) or (f).
     ------------------------------

     Section  4.11    [Reserved].
                      ----------

     Section  4.12    Determination of LIBOR.
                      ----------------------

     (a) On each LIBOR Determination Date in respect of an Interest Period, the Indenture Trustee, utilizing the services of the Counterparty as calculation agent under the Swap (or the Servicer if the Swap is terminated), shall determine LIBOR on the basis of the rate for deposits in United States dollars for a one-month period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such date. If such rate does not appear on Telerate Page 3750, the rate for that Interest Period shall be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a one-month period. The Indenture Trustee shall request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two (2) such quotations are provided, the rate for that Interest Period shall be the arithmetic mean of the quotations. If fewer than two (2) quotations are provided as requested, the rate for that Interest Period will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Counterparty or, if the Swap is terminated, the Servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period.

     (b) The Note Interest Rate applicable to the then current and the immediately preceding Interest Periods may be obtained by telephoning the Indenture Trustee at its corporate trust office at (312) 827-8500 or such other telephone number as shall be designated by the Indenture Trustee for such purpose by prior written notice by the Indenture Trustee to each Series 2000-A Noteholder from time to time.

     (c) On each LIBOR Determination Date, the Indenture Trustee shall send to the Servicer by facsimile transmission, notification of LIBOR for the following Interest Period.

     Section 4.13 Investment Instructions. Any investment instructions required
                  -----------------------
to be given to the Indenture Trustee pursuant to the terms hereof must be given to the Indenture Trustee no later than 11:00 a.m., New York City time, on the date such investment is to be made. In the event the Indenture Trustee receives such investment instruction later than such time, the Indenture Trustee may, but shall have no obligation to, make such investment. In the event the Indenture Trustee is unable to make an investment required in an investment instruction received by the Indenture Trustee after 11:00 a.m., New York City time, on such day, such investment shall be made by the Indenture Trustee on the next succeeding Business Day. In no event shall the Indenture Trustee be liable for any investment not made pursuant to investment instructions received after 11:00 a.m., New York City time, on the day such investment is requested to be made.

     Section 4.14 Controlled Accumulation Period. The Controlled Accumulation
                  ------------------------------
Period is scheduled to commence at the opening of business November 1, 2004. However, if the Accumulation Period Length (determined as described below) is less than 12 months, the date on which the Controlled Accumulation Period actually commences will be delayed to the first Business Day of the month that is the number of whole months prior to the Expected Principal Distribution Date at least equal to the Accumulation Period Length and, as a result, the number of Monthly Periods in the Controlled Accumulation Period will at least equal the Accumulation Period Length. On the Determination Date immediately preceding the October 2004 Distribution Date, and each Determination Date thereafter until the Controlled Accumulation Period begins, the Servicer will determine the "Accumulation Period Length" which will equal the number of whole months such
 --------------------------
that the sum of the Accumulation Period Factors for each month during such period will be equal to or greater than the Required Accumulation Factor Number; provided, however, that the Accumulation Period Length will not be determined to
--------  -------
be less than one month; provided further, however, that the determination of the
                        -------- -------  -------
Accumulation Period Length may be changed at any time if the Rating Agency Condition is satisfied.

     Section 4.15 Suspension of Controlled Accumulation Period. (a) The Issuer
                  --------------------------------------------
may, in its sole discretion, elect to suspend the commencement of the Controlled Accumulation Period. The commencement of the Controlled Accumulation Period shall be suspended upon delivery by the Issuer to the Indenture Trustee of (i) an Officer's Certificate stating that the Issuer has elected to suspend the commencement of the Controlled Accumulation Period and that all conditions precedent to such suspension set forth in this Section 4.15 have been satisfied,
                                               ------------
(ii) a copy of an executed Qualified Maturity Agreement and (iii) an Opinion of Counsel addressed to the Indenture Trustee as to the due authorization, execution and delivery and the validity and enforceability of such Qualified Maturity Agreement. The

Issuer does hereby transfer, assign, set-over, and otherwise convey to the Indenture Trustee for the benefit of the Class A Noteholders, without recourse, all of its rights under any Qualified Maturity Agreement obtained in accordance with this Section 4.15 and all proceeds thereof. Such property shall constitute
          ------------
part of the Trust Estate for all purposes of the Indenture. The foregoing transfer, assignment, set-over and conveyance does not constitute and is not intended to result in a creation or an assumption by the Indenture Trustee or any Noteholder of any obligation of the Issuer or any other Person in connection with a Qualified Maturity Agreement or under any agreement or instrument relating thereto.

     The Indenture Trustee hereby acknowledges its acceptance, to the extent validly transferred, assigned, set-over or otherwise conveyed to the Indenture Trustee, for the benefit of the Class A Noteholders, of all of the rights previously held by the Issuer under any Qualified Maturity Agreement obtained by the Issuer and all proceeds thereof, and declares that it shall hold such rights upon the trust set forth herein and in the Agreement, and subject to the terms hereof and thereof, for the benefit of the Class A Noteholders.

     (b) The Issuer shall cause the provider of each Qualified Maturity Agreement to deposit into the Principal Accumulation Account on or before the Expected Principal Distribution Date an amount equal to the aggregate outstanding principal balance of the Class A Notes on such Distribution Date; provided, however, that the Issuer may instead elect to fund all or a portion of
--------  -------
such deposit with the proceeds of the issuance of a new Series or with the Available Principal Collections with respect to such Distribution Date; and provided, further, that the Issuer shall in no event cause or permit the
--------  -------
provider of any Qualified Maturity Agreement to fund under such Qualified Maturity Agreement unless there are sufficient funds on deposit in the Collection Account allocated to make required payments pursuant to Sections
                                                                   --------
4.4(a)(i) and (ii) for any Distribution Date falling on or after the funding
---------     ----
under such Qualified Maturity Agreement. The amount deposited shall be applied on the Expected Principal Distribution Date pursuant to Section 4.4(d) as if the
                                                        --------------
commencement of the Controlled Accumulation Period had not been suspended.

     (c) Each Qualified Maturity Agreement shall terminate at the close of business on the Expected Principal Distribution Date; provided, however, that
                                                      --------  -------
the Issuer may terminate a Qualified Maturity Agreement prior to such Distribution Date, with notice to each Rating Agency, if (i) the Available Reserve Account Amount equals the Required Reserve Account Amount and (ii) one of the following events occurs: (A) the Issuer obtains a substitute Qualified Maturity Agreement, (B) the provider of the Qualified Maturity Agreement ceases to qualify as an Eligible Institution and the Issuer is unable to obtain a substitute Qualified Maturity Agreement or (C) a Pay Out Event occurs. In addition, the Issuer may terminate a Qualified Maturity Agreement prior to the later of (i) the date on which the Controlled Accumulation Period was scheduled to begin, before giving effect to the suspension of the Controlled Accumulation Period, and (b) the date to which the commencement of the Controlled Accumulation Period may be postponed pursuant to Section 4.15 (as determined on the Determination Date preceding the date
        ------------
     of such termination), in which case the commencement of the Controlled Accumulation Period shall be determined as if the Issuer had not elected to suspend such commencement. In the event that the provider of a Qualified Maturity Agreement ceases to qualify as an Eligible Institution, the Issuer shall use its best efforts to obtain a substitute Qualified Maturity Agreement.

          (d) If a Qualified Maturity Agreement is terminated prior to the earlier of the Expected Principal Distribution Date and the commencement of the Rapid Amortization Period and the Issuer does not obtain a substitute Qualified Maturity Agreement, the Controlled Accumulation Period shall commence on the latest of (i) November 1, 2004, (ii) at the election of the Issuer, the date to which the commencement of the Controlled Accumulation Period may be postponed pursuant to Section 4.13 (as determined on the date
                                         ------------
     of such termination) and (iii) the first day of the Monthly Period following the date of such termination.

          Section 4.16 Insurance Policies. On the Closing Date, the Issuer shall
                       ------------------
     enter into the Insurance Agreement, pursuant to which the Policies will be issued for the benefit of the Series 2000-A Noteholders and the Counterparty.

          (b) Prior to 12:00 noon, New York City time, on the third Business Day preceding each Distribution Date, the Servicer shall determine whether there will be a Deficiency Amount on the following Distribution Date. If the Servicer determines that there will be a Deficiency Amount on the following Distribution Date, the Servicer shall complete the notice in the form set forth as an exhibit to the related Policy (the "Notice") and submit such Notice in accordance with the related Policy to the Insurer no later than 3:00 p.m., New York time, on such Business Day, as a claim for an Insured Obligation in an amount equal to such Deficiency Amount. The Insurer shall remit or cause to be remitted to the Trustee such Deficiency Amount in accordance with the terms of the related Policy.

          (c) The Indenture Trustee shall (i) receive as attorney-in-fact of the applicable owners an Insured Obligation from the Insurer and (ii) distribute the same to (a) the Class A Noteholders as provided in subsections 5.2(a) and (b) and, to the extent that such amounts relate to
     ------------------     ---
     Monthly Interest or principal of the Class A Notes, respectively, and (b) the Counterparty or the Servicer to the extent that such amounts relate to Net Swap Payments or Monthly Servicing Fees, respectively. Any and all Insured Obligations disbursed by the Indenture Trustee from claims made under the Policies shall not be considered payment by the Issuer with respect to the Class A Notes or other applicable obligations, nor shall such payments discharge the obligation of the Issuer with respect to the Class A Notes or other obligations, and the Insurer shall become the owner of such unpaid amounts due from the Issuer in respect of Insured Obligations.

          If on any Distribution Date, the Indenture Trustee or the Servicer determines that the Insurer has paid more under any Policy than is required by the terms hereof, the Indenture Trustee shall promptly return such excess to the Insurer.

          The Indenture Trustee shall keep a complete and accurate record of the amount of the Insured Obligations paid. The Insurer shall have the right to inspect such record during normal business hours upon prior notice to the Indenture Trustee.

          (d) So long as no Control Transfer Event shall have occurred and be continuing, the Insurer shall be deemed to be the sole Holder of the Series 2000-A Notes for the purpose of exercising voting rights and the giving of any consents, approvals, instructions, directions, declarations and notices relating to the Series 2000-A Notes. However, for any amendment or waiver requiring the consent of all affected Noteholders, the consent of the Insurer and all affected Noteholders will be required.

          Section 4.17 Swap. (a) On or prior to the Closing Date, the Owner
                       ----
     Trustee shall, on behalf of the Issuer, enter into the Swap with the Counterparty for the benefit of the Noteholders. The aggregate notional amount under the Swap shall, at any time, be equal to the Note Principal Balance at such time. Net Swap Receipts and early termination payments payable by the Counterparty shall be deposited by the Indenture Trustee in the Collection Account on the day received and treated as Available Finance Charge Collections. On any Distribution Date when there shall be a Net Swap Payment, such Net Swap Payments shall be paid as provided in Section
                                                                  -------
     4.4(a)(i). On any Distribution Date when there shall be an early
     ---------
     termination payment or any other miscellaneous payment payable by the Issuer to the Counterparty, such amount shall be paid as provided in
     Section 4.4(a)(xii).
     -------------------

          (b) Each Swap shall be in substantially the same form as the initial Swap attached hereto as Exhibit E.
                             ---------

          (c) The Servicer may, upon satisfaction of the Rating Agency Condition, and, when required under the terms of the existing Swap, shall, obtain a replacement Swap.

                                  ARTICLE V

                       Delivery of Series 2000-A Notes;
              Distributions; Reports to Series 2000-A Noteholders
              ---------------------------------------------------

          Section 5.1   Delivery and Payment for the Series 2000-A Notes.
                        ------------------------------------------------

          The Issuer shall execute and issue, and the Indenture Trustee shall authenticate, the Series 2000-A Notes in accordance with Section 2.3 of the
                                                              -----------
     Indenture. The Indenture Trustee shall deliver the Series 2000-A Notes to or upon the written order of the Trust when so authenticated.

          Section  5.2   Distributions.
                         -------------
          (a) On each Distribution Date, the Paying Agent shall distribute to each Class A Noteholder of record on the related Record Date (other than as provided in Section 11.2 of the Indenture) such Class A Noteholder's pro
                 ------------
     rata share of the amounts held by the Paying Agent that are allocated and available on such Distribution Date to pay interest on the Class A Notes pursuant to this Indenture Supplement, including amounts made available as a result of any draw on the Policies.

          (b) On each Distribution Date, the Paying Agent shall distribute to each Class A Noteholder of record on the related Record Date such Class A Noteholder's pro rata share of the amounts held by the Paying Agent that are allocated and available on such Distribution Date to pay principal of the Class A Notes pursuant to this Indenture Supplement, including amounts made available as a result of any draw on the Policies.

          (c)  The distributions to be made pursuant to this Section 5.2 are
                                                             -----------
     subject to the provisions of Sections 2.6, 6.1 and 7.1 of the Transfer and
                                  ------------  ---     ---
     Servicing Agreement, Section 11.2 of the Indenture and Section 7.1 of this
                          ------------                      -----------
     Indenture Supplement.

          (d)  Except as provided in Section 11.2 of the Indenture with respect
                                     ------------
     to a final distribution, distributions to Series 2000-A Noteholders hereunder shall be made by (i) check mailed to each Series 2000-A Noteholder (at such Noteholder's address as it appears in the Note Register), except that for any Series 2000-A Notes registered in the name of the nominee of a Clearing Agency, such distribution shall be made by wire transfer of immediately available funds and (ii) without presentation or surrender of any Series 2000-A Note or the making of any notation thereon.

          Section  5.3   Reports and Statements to Series 2000-A Noteholders.
                         ---------------------------------------------------

          (a) On each Distribution Date, the Paying Agent, on behalf of the Indenture Trustee, shall forward to each Series 2000-A Noteholder a statement substantially in the form of Exhibit C prepared by the Servicer.
                                            ---------

          (b) Not later than the second Business Day preceding each Distribution Date, the Servicer shall deliver to the Owner Trustee, the Indenture Trustee, the Paying Agent, the Insurer, the Counterparty and each Rating Agency (i) a statement substantially in the form of Exhibit C
                                                                ---------
     prepared by the Servicer and (ii) a certificate of an Authorized Officer substantially in the form of Exhibit D; provided that the Servicer may
                                  ---------  --------
     amend the form of Exhibit C and Exhibit D, from time to time, with the
                       ---------     ---------
     prior written consent of the Indenture Trustee.

          (c) A copy of each statement or certificate provided pursuant to paragraph (a) or (b) may be obtained by any Series 2000-A Noteholder by a request in writing to the Servicer.

          (d) On or before January 31 of each calendar year, beginning with January 31, 2002, the Paying Agent, on behalf of the Indenture Trustee, shall furnish or cause to be furnished to each Person who at any time during the preceding calendar year was a Series 2000-A Noteholder, a statement prepared by the Servicer containing the information which is required to be contained in the statement to Series 2000-A Noteholders, as set forth in paragraph (a) above, aggregated for such calendar year or the applicable portion thereof during which such Person was a Series 2000-A Noteholder, together with other information as is required to be provided by an issuer of indebtedness under the Code. Such obligation of the Paying Agent shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer pursuant to any requirements of the Code as from time to time in effect.

                                 ARTICLE VI

              Series 2000-A Pay Out Events and Events of Default
              --------------------------------------------------

          Section 6.1 Series 2000-A Pay Out Events. If any one of the following
                      ----------------------------
     events shall occur with respect to the Series 2000-A Notes:

          (a) failure on the part of the Seller (i) to make any payment or deposit required to be made by the Seller by the terms of the Transfer and Servicing Agreement, the Indenture or this Indenture Supplement on or before the date occurring five (5) Business Days after the date such payment or deposit is required to be made therein or herein or (ii) duly to observe or perform in any material respect any other covenants or agreements of the Seller set forth in the Transfer and Servicing Agreement, the Indenture or this Indenture Supplement, which failure has a material adverse effect on the Series 2000-A Noteholders and which continues unremedied for a period of forty-five (45) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by the Indenture Trustee, or to the Seller and the Indenture Trustee by any Holder of the Series 2000-A Notes;

          (b) any representation or warranty made by the Seller in the Transfer and Servicing Agreement or, prior to the SMT Termination Date, the Pooling and Servicing Agreement, or any information contained in a computer file or microfiche list required to be delivered by the Seller pursuant to Section
     2.1 or subsection 2.6(c) of the Transfer and Servicing Agreement or Section
                                                                         -------
     2.1 or subsection 2.6(c) of the Pooling and Servicing Agreement shall prove
     ---    -----------------
     to have been incorrect in any material respect when made or when delivered, which continues to be incorrect in any material respect for a period of forty-five (45) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by the Indenture Trustee, or to the Seller and the Indenture Trustee by any Holder of the Series 2000-A Notes and as a result of which the interests of the Series 2000-A Noteholders are materially and adversely affected for such period; provided, however, that a Series 2000-A
                                         --------  -------
     Pay Out Event pursuant to this subsection 6.1(b) shall not be deemed to
                                    -----------------
     have occurred hereunder if the Seller has accepted reassignment of the related Receivable, or all of such Receivables, if applicable, during such period in accordance with the provisions of the Transfer and Servicing Agreement or the Pooling and Servicing Agreement;

          (c) a failure by the Seller to convey Receivables in Additional Accounts to the Trust within ten (10) days after the day on which it is required to convey such Receivables pursuant to subsection 2.6(a) of the Transfer and Servicing Agreement or subsection 2.6(a) of the Pooling and Servicing Agreement;

          (d)  any Servicer Default shall occur;

          (e) the average of the Portfolio Yields for any three consecutive Monthly Periods is reduced to a rate which is less than the sum of the average of the Base Rates for such period and the average of the Default Amount Rates for such period;

          (f) the Note Principal Balance shall not be paid in full on the Expected Principal Distribution Date;

          (g) prior to the SMT Termination Date, a Trust Pay Out Event shall occur under (and as defined in) the Pooling and Servicing Agreement;

          (h) any draw shall be made on any Policy in accordance with the terms thereof; or

          (i)  Insurer shall declare a Pay Out Event in accordance with Section
                                                                        -------
     5.01 of the Insurance Agreement (which section is set forth in its entirety
     ----
     in Exhibit H) at any time prior to a Control Transfer Event; or
        ---------

          (j) the Counterparty shall fail to make any net payment required to be made by it under the Swap, and such failure is not cured within five Business Days, or the Swap shall terminate (other than in accordance with a replacement of the Swap in accordance with Section 4.7(c)) prior to the
                                                --------------
     Expected Principal Distribution Date;

          (k) without limiting the foregoing, the occurrence of an Event of Default with respect to Series 2000-A; or

          (l)  the occurrence of an Insolvency Event relating to the Insurer;

     then, in the case of any event described in subsection (a), (b), (d) or
                                                 --------------  ---  ---
     (i), after the applicable grace period, if any, set forth in such
     ---
     subparagraphs, either the Indenture Trustee or the Holders of Series 2000-A Notes evidencing more than 50% of the aggregate unpaid principal amount of Series 2000-A Notes by notice then given in writing to the Seller and the Servicer (and to the Indenture Trustee if given by the Series 2000-A Noteholders) may declare that a "Series Pay Out Event" with respect to Series 2000-A (a "Series 2000-A Pay
                                                              -----------------
     Out Event") has occurred as of the date of such notice, and, in the case of
     ---------
     any event described in subsection (c), (e), (f), (g), (h), (j), (k) or (l),
                            --------------  ---  ---  ---  ---  ---  ---    ---
     a Series 2000-A Pay Out Event shall occur without any notice or other action on the part of the Indenture Trustee or the Series 2000-A Noteholders immediately upon the occurrence of such event.

          Section 6.2 Series 2000-A Events of Default. (a) For so long as no
                      -------------------------------
     Control Transfer Event has occurred, the Events of Default for Series 2000-A shall include, in addition to the Events of Default specified in the Indenture, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

               (i) default in the payment of interest on the Series 2000-A Notes when the same becomes due and payable, and such default shall continue for a period of twenty-eight (28) days;

               (ii) default in the observance or performance of any covenant or agreement of the Issuer made in the Indenture made in respect of the Series 2000-A Notes (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section
                                                                      -------
          6.2 or in Section 5.2 of the Indenture specifically dealt with) (all
          ---       -----------
          of such covenants and agreements in the Indenture which are not expressly stated to be for the benefit of a particular Series being deemed to be in respect of the Notes of Series 2000-A for this purpose) in any material respect and such default shall continue or not be cured for a period of forty-five (45) days after there shall have been given, by registered or certified mail, return receipt requested to the Issuer and the Indenture Trustee by the Insurer, a written notice specifying such default and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or
                                             -----------------

               (iii) any Servicer Default.

          (b) If an Event of Default for Series 2000-A shall have occurred and be continuing and the Series 2000-A Notes have been accelerated pursuant to
     Section 5.3, so long as no Control Transfer Event has occurred, the Insurer
     -----------
     shall have the right, but not the obligation, to (i) exercise the rights of the Series 2000-A Noteholders described in Section 5.5 of the Indenture,
                                                -----------
     and (ii) to pay all or any portion of the outstanding principal balance of the Series 2000-A Notes prior to the Series 2000-A Final Maturity Date. Following the occurrence of an Event of Default for Series 2000-A, the Indenture Trustee shall continue to submit claims under the

     Policies as necessary to enable the Issuer to continue to make payments on each Distribution Date in accordance with the terms of this Indenture Supplement.

          Section 6.3 Declarations of Default. So long as no Control Transfer
                      -----------------------
     Event shall have occurred and be continuing, neither the Indenture Trustee nor the Class A Noteholders may declare an Event of Default with respect to the Series 2000-A Notes. So long as no Control Transfer Event shall have occurred and be continuing, an Event of Default with respect to the Series 2000-A Notes shall occur only upon delivery by the Insurer to the Indenture Trustee of notice of the occurrence of an Event of Default.

                                 ARTICLE VII

  Redemption of Series 2000-A Notes; Final Distributions; Series Termination
  --------------------------------------------------------------------------

          Section 7.1 Optional Redemption of Series 2000-A Notes; Final
                      -------------------------------------------------
Distributions.
--------------

          (a) On any day occurring on or after the date on which the outstanding principal balance of the Series 2000-A Notes is reduced to 10% or less of the initial outstanding principal balance of Series 2000-A Notes, the Servicer shall have the option to redeem the Series 2000-A Notes, at a purchase price equal to (i) if such day is a Distribution Date, the Reassignment Amount for such Distribution Date or (ii) if such day is not a Distribution Date, the Reassignment Amount for the Distribution Date following such day; provided that all amounts due and owing to the Insurer pursuant to the Insurance Agreement shall have been paid to the Insurer.

          (b) The Issuer shall give the Servicer and the Indenture Trustee at least thirty (30) days prior written notice of the date on which the Issuer intends to exercise such optional redemption. Not later than 12:00 noon, New York City time, on such day the Issuer shall deposit into the Collection Account in immediately available funds the excess of the Reassignment Amount over the amount, if any, on deposit in the Principal Accumulation Account. Such redemption option is subject to payment in full of the Reassignment Amount. Following such deposit into the Collection Account in accordance with the foregoing, the Collateral Amount for Series 2000-A shall be reduced to zero and the Series 2000-A Noteholders shall have no further security interest in the Receivables. The Reassignment Amount shall be distributed as set forth in subsection 7.1(d).
                                                 -----------------

          (c) (i) The amount to be paid by the Seller with respect to Series 2000-A in connection with a reassignment of Receivables to the Seller pursuant to Section 2.4(e) of the Transfer and Servicing Agreement shall
                 --------------
     equal the Reassignment Amount for the first Distribution Date following the Monthly Period in which the reassignment obligation arises under the Transfer and Servicing Agreement.

          (ii) The amount to be paid by the Seller with respect to Series 2000-A in connection with a repurchase of the Notes pursuant to Section 7.1 of the
                                                              -----------
     Transfer and Servicing Agreement shall equal the Reassignment Amount for the Distribution Date of such repurchase.

          (d) With respect to the Reassignment Amount deposited into the Collection Account pursuant to Section 7.1, the Indenture Trustee shall, in
                                    -----------
     accordance with the written direction of the Servicer, not later than 12:00 noon, New York City time, on the related Distribution Date, make deposits or distributions of the following amounts (in the priority set forth below and, in each case, after giving effect to any deposits and distributions otherwise to be made on such date) in immediately available funds: (i) (x) the Note Principal Balance on such Distribution Date will be distributed to the Paying Agent for payment to the Class A Noteholders and (y) an amount equal to the sum of (A) Monthly Interest for such Distribution Date, (B) any Monthly Interest previously due but not distributed to the Class A Noteholders on a prior Distribution Date and (C) the amount of Additional Interest, if any, for such Distribution Date and any Additional Interest previously due but not distributed to the Class A Noteholders on any prior Distribution Date, will be distributed to the Paying Agent for payment to the Class A Noteholders, (ii) any unpaid Monthly Insurance Premiums, Reimbursement Amounts, interest thereon and other amounts payable to the Insurer under the Insurance Agreement will be distributed to the Insurer
     (iii) any amounts owed to the Counterparty under the Swap shall be distributed to the Counterparty and (iv) any excess shall be released to the Issuer.

          (e) Notwithstanding anything to the contrary in this Indenture Supplement, the Indenture or the Transfer and Servicing Agreement, all amounts distributed to the Paying Agent pursuant to subsection 7.1(d) for
                                                         -----------------
     payment to the Series 2000-A Noteholders shall be deemed distributed in full to the Series 2000-A Noteholders on the date on which such funds are distributed to the Paying Agent pursuant to this Section 7.1 and shall be
                                                      -----------
     deemed to be a final distribution pursuant to Section 11.2 of the
                                                   ------------
     Indenture.

          Section 7.2 Series Termination. On the Series 2000-A Final Maturity
                      ------------------
     Date, the right of the Series 2000-A Noteholders to receive payments from the Issuer will be limited solely to the right to receive payments pursuant to Section 5.5 of the Indenture.
        -----------

                                ARTICLE VIII

                           Miscellaneous Provisions
                           ------------------------

          Section 8.1 Ratification of Indenture; Amendments. As supplemented by
                      -------------------------------------
     this Indenture Supplement, the Indenture is in all respects ratified and confirmed and the Indenture as so supplemented by this Indenture Supplement shall be read, taken and construed as one and the same instrument. This Indenture Supplement may be amended only by a Supplemental Indenture entered in accordance with the terms of Section 10.1 or 10.2 of the Indenture. For purposes of the
              ------------    ----
     application of Section 10.2 to any amendment of this Indenture Supplement,
                    ------------
     only the vote of the Series 2000-A Noteholders shall be required.

          Section 8.2 Form of Delivery of the Series 2000-A Notes. The Series
                      -------------------------------------------
     2000-A Notes shall be Book-Entry Notes and shall be delivered as Registered Notes as provided in Section 2.1 of the Indenture.
                          -----------

          Section 8.3 Counterparts. This Indenture Supplement may be executed in
                      ------------
     two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

          Section 8.4 GOVERNING LAW. THIS INDENTURE SUPPLEMENT SHALL BE
                      -------------
     CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, PROVIDED, HOWEVER, THAT THE DUTIES AND OBLIGATIONS OF THE INDENTURE TRUSTEE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS.

          Section 8.5 Limitation of Liability. Notwithstanding any other
                      -----------------------
     provision herein or elsewhere, this Agreement has been executed and delivered by Bankers Trust Company, not in its individual capacity, but solely in its capacity as Owner Trustee of the Trust, in no event shall Bankers Trust Company in its individual capacity have any liability in respect of the representations, warranties, or obligations of the Trust hereunder or under any other document, as to all of which recourse shall be had solely to the assets of the Trust, and for all purposes of this Agreement and each other document, the Owner Trustee (as such or in its individual capacity) shall be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement.

          Section 8.6 Rights of the Indenture Trustee. The Indenture Trustee
                      -------------------------------
     shall have herein the same rights, protections, indemnities and immunities as specified in the Master Indenture.

          Section 8.7 Third Party Beneficiary. This Indenture Supplement and
                      -----------------------
     the Indenture will inure to the benefit of the Insurer.

          Section 8.8 Inconsistency. In the event of any inconsistency between
                      -------------
     (a) the provisions of the Insurance Agreement set forth in Exhibits F, G
                                                                ----------  -
     and H and (b) the Insurance Agreement, the provisions of the Insurance
         -
     Agreement shall prevail.

                           [SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the undersigned have caused this Indenture Supplement to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

                                        SPIEGEL CREDIT CARD MASTER NOTE
                                        TRUST, as Issuer


                                        By: BANKERS TRUST COMPANY,
                                        not in its individual capacity
                                        but solely as Owner Trustee

                                                /s/ Eileen M. Hughes
                                        Name:------------------------------
                                        Title:  Vice President



                                        THE BANK OF NEW YORK,
                                        as Indenture Trustee

                                              /s/ Cassandra Shedd
                                        Name:------------------------------
                                        Title:  Assistant Treasurer



Signature page to
Indenture Supplement

     Acknowledged and Accepted:


     FIRST CONSUMERS NATIONAL BANK,
     as Servicer

             /s/ John R. Steele
     Name:------------------------------
     Title:  Treasurer



     Acknowledged and Accepted:

     SPIEGEL CREDIT CORPORATION III,
     as Seller

             /s/ John R. Steele
     Name:------------------------------
     Title:  Treasurer




Signature page to
Indenture Supplement

                                                                       EXHIBIT A



                FORM OF CLASS A FLOATING RATE ASSET BACKED NOTE

     UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF COVENANTS AND AGREES THAT IT WILL NOT AT ANY TIME INSTITUTE AGAINST THE ISSUER OR THE SELLER, OR JOIN IN INSTITUTING AGAINST THE ISSUER OR THE SELLER, ANY BANKRUPTCY, REORGANIZATION, ARRANGEMENT, INSOLVENCY OR LIQUIDATION PROCEEDINGS, OR OTHER PROCEEDINGS UNDER ANY UNITED STATES FEDERAL OR STATE BANKRUPTCY OR SIMILAR LAW.

     THE HOLDER OF THIS CLASS A NOTE, BY ACCEPTANCE OF THIS NOTE, AND EACH HOLDER OF A BENEFICIAL INTEREST THEREIN, AGREE TO TREAT THE CLASS A NOTES AS INDEBTEDNESS OF THE ISSUER FOR APPLICABLE FEDERAL, STATE, AND LOCAL INCOME AND FRANCHISE TAX LAW AND FOR PURPOSES OF ANY OTHER TAX IMPOSED ON, OR MEASURED BY, INCOME.

                             Exhibit A-1 (Page 1)

INITIAL OUTSTANDING PRINCIPAL BALANCE REGISTERED  $______________*


No. R- ____________________                  CUSIP NO.
                                                     -------------

              SPIEGEL CREDIT CARD MASTER NOTE TRUST SERIES 2000-A

                    CLASS A FLOATING RATE ASSET BACKED NOTE

     Spiegel Credit Card Master Note Trust (herein referred to as the "Issuer" or the "Trust"), an Illinois common law trust governed by a Trust Agreement dated as of December 1, 2000, for value received, hereby promises to pay to Cede & Co., or registered assigns, subject to the following provisions, the principal sum of __________________________________ DOLLARS, or such greater or lesser amount as determined in accordance with the Indenture, on the Series 2000-A Final Maturity Date (which is the earlier to occur of (a) the Distribution Date on which the Note Principal Balance is paid in full and (b) the ___________ Distribution Date), except as otherwise provided below or in the Indenture. The Issuer will pay interest on the unpaid principal amount of this Note at the Note Interest Rate on each Distribution Date until the principal amount of this Note is paid in full. Interest on this Note will accrue for each Distribution Date from and including the most recent Distribution Date on which interest has been paid to but excluding such Distribution Date or, for the initial Distribution Date, from and including the Closing Date to but excluding such Distribution Date. Interest will be computed on the basis of a 360-day year and the actual number of days elapsed. Principal of this Note shall be paid in the manner specified on the reverse hereof.

     The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

     Unless the certificate of authentication hereon has been executed by or on behalf of the Indenture Trustee, by manual signature, this Note shall not be entitled to any benefit under the Indenture or the Indenture Supplement referred to on the reverse hereof, or be valid for any purpose.

________________________

     * Denominations of $1,000 and integral multiples of $1,000 in excess thereof.

                             Exhibit A-1 (Page 2)

     IN WITNESS WHEREOF, the Issuer has caused this Class A Note to be duly executed.

                              SPIEGEL CREDIT CARD MASTER NOTE TRUST,
                              as Issuer

                              By: Bankers Trust Company, not in its individual capacity but solely as Owner Trustee under the Trust Agreement

                              By: ______________________________________________
                              Name:
                              Title:

Dated:_________,_____

                             Exhibit A-1 (Page 3)

               INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Class A Notes described in the within-mentioned Indenture.

                                    The Bank of New York

                                    By:_________________________________________
                                              Authorized Signatory

                             Exhibit A-1 (Page 4)

              SPIEGEL CREDIT CARD MASTER NOTE TRUST SERIES 2000-A

                    CLASS A FLOATING RATE ASSET BACKED NOTE

                        Summary of Terms and Conditions

     This Class A Note is one of a duly authorized issue of Notes of the Issuer, designated as Spiegel Credit Card Master Note Trust, Series 2000-A (the "SERIES 2000-A NOTES"), issued under a Master Indenture dated as of December 1, 2000 (the "MASTER INDENTURE"), between the Issuer and The Bank of New York, as indenture trustee (the "INDENTURE TRUSTEE"), as supplemented by the Indenture Supplement dated as of December 1, 2000 (the "INDENTURE SUPPLEMENT"), and representing the right to receive certain payments from the Issuer. The term "Indenture," unless the context otherwise requires, refers to the Master Indenture as supplemented by the Indenture Supplement. The Notes are subject to all of the terms of the Indenture. All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in or pursuant to the Indenture. In the event of any conflict or inconsistency between the Indenture and this Note, the Indenture shall control.

     The Noteholder, by its acceptance of this Note, agrees that it will look solely to the property of the Trust allocated to the payment of this Note for payment hereunder and that the Indenture Trustee is not liable to the Noteholders for any amount payable under the Note or the Indenture or, except as expressly provided in the Indenture, subject to any liability under the Indenture.

     This Note does not purport to summarize the Indenture and reference is made to the Indenture for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Indenture Trustee.

     The Note Initial Principal Balance is $______________. The Note Principal Balance on any date of determination will be an amount equal to (a) the Note Initial Principal Balance, minus (b) the aggregate amount of principal payments made to the Class A Noteholders on or prior to such date.

     The Expected Principal Distribution Date is the ____________ Distribution Date, but principal with respect to the Class A Notes may be paid earlier or later under certain circumstances described in the Indenture. If for one or more months during the Controlled Accumulation Period there are not sufficient funds to deposit into the Principal Funding Account the Controlled Deposit Amount, then to the extent that excess funds are not available on subsequent Distribution Dates with respect to the Controlled Accumulation Period to make up for such shortfalls, the final payment of principal of the Notes will occur later than the Expected Principal Distribution Date. Payments of principal of the Notes shall be payable in accordance with the provisions of the Indenture.

     Subject to the terms and conditions of the Indenture, the Seller may, from time to time, direct the Owner Trustee, on behalf of the Trust, to issue one or more new Series of Notes.

                             Exhibit A-1 (Page 5)

     On each Distribution Date, the Paying Agent shall distribute to each Class A Noteholder of record on the related Record Date (except for the final payment in respect of this Class A Note) such Class A Noteholder's pro rata share of the amounts held by the Paying Agent that are allocated and available on such Distribution Date to pay interest and principal on the Class A Notes pursuant to the Indenture Supplement. Except as provided in the Indenture with respect to a final payment, payments to Series 2000-A Noteholders shall be made by (i) check mailed to each Series 2000-A Noteholder (at such Noteholder's address as it appears in the Note Register), except that with respect to any Series 2000-A Notes registered in the name of the nominee of a Clearing Agency, such payment shall be made in immediately available funds and (ii) without presentation or surrender of any Series 2000-A Note or the making of any notation thereon. Final payment of this Class A Note will be made only upon presentation and surrender of this Class A Note at the office or agency specified in the notice of final payment delivered by the Indenture Trustee to the Series 2000-A Noteholders in accordance with the Indenture.

     On any day occurring on or after the date on which the outstanding principal balance of the Series 2000-A Notes is reduced to 10% or less of the initial outstanding principal balance of the Series 2000-A Notes, the Servicer shall have the option to redeem the Series 2000-A Notes, at a purchase price equal to (i) if such day is a Distribution Date, the Reassignment Amount for such Distribution Date or (ii) if such day is not a Distribution Date, the Reassignment Amount for the Distribution Date following such day.

     THIS CLASS A NOTE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE ISSUER, FIRST CONSUMERS NATIONAL BANK, OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

     Each Noteholder, by accepting a Note, hereby covenants and agrees that it will not at any time institute against the Issuer or the Seller, or join in instituting against the Issuer or the Seller, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law.

     Except as otherwise provided in the Indenture Supplement, the Class A Notes are issuable only in minimum denominations of $1,000 and integral multiples of $1,000. The transfer of this Class A Note shall be registered in the Note Register upon surrender of this Class A Note for registration of transfer at any office or agency maintained by the Transfer Agent and Registrar accompanied by a written instrument of transfer, in a form satisfactory to the Indenture Trustee or the Transfer Agent and Registrar, duly executed by the Class A Noteholder or such Class A Noteholder's attorney, and duly authorized in writing with such signature guaranteed, and thereupon one or more new Class A Notes in any authorized denominations of like aggregate principal amount will be issued to the designated transferee or transferees.

     As provided in the Indenture and subject to certain limitations therein set forth, Class A Notes are exchangeable for new Class A Notes in any authorized denominations and of like

                             Exhibit A-1 (Page 6)
aggregate principal amount, upon surrender of such Notes to be exchanged at the office or agency of the Transfer Agent and Registrar. No service charge may be imposed for any such exchange but the Issuer or Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

     The Issuer, the Seller, the Indenture Trustee and any agent of the Issuer, the Seller or the Indenture Trustee shall treat the person in whose name this Class A Note is registered as the owner hereof for all purposes, and neither the Issuer, the Seller, the Indenture Trustee nor any agent of the Issuer, the Seller or the Indenture Trustee shall be affected by notice to the contrary.

     THIS CLASS A NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                             Exhibit A-1 (Page 7)

                                  ASSIGNMENT

Social Security or other identifying number of assignee _______________________

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________ (name and address of assignee) the within certificate and all rights thereunder, and hereby irrevocably constitutes and appoints _____________________ attorney, to transfer said certificate on the books kept for registration thereof, with full power of substitution in the premises.



Dated:_____________                 _________________________________**
                                    Signature Guaranteed:


_______________________

     **   The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

                             Exhibit A-2 (Page 1)

(Multicurrency--Cross Border)

                                    ISDA(R)

                 International Swap Dealers Association. Inc.

                               MASTER AGREEMENT


                          dated as of December 19, 2000
                                     -------------------

  BANK OF AMERICA, N.A.               and Spiegel Credit Card Master Note Trust

 ---------------------------------        --------------------------------------

have entered and/or anticipate entering into one or more transactions (each a "Transaction") that are or will be governed by this Master Agreement, which includes the schedule (the "Schedule"), and the documents and other confirming evidence (each a "Confirmation") exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows:--

1.   Interpretation

(a) Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b) Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c) Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this "Agreement"), and the parties would not otherwise enter into any Transactions.

2.   Obligations

(a)  General Conditions.

     (i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

     (ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

     (iii) Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.


       Copyright(C)1992 by International Swap Dealers Association, Inc.

(b) Change of Account. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c)  Netting. If on any date amounts would otherwise be payable:--

     (i)   in the same currency; and

     (ii)  in respect of the same Transaction,

by each party to the other, then, on such date, each party's obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d)  Deduction or Withholding for Tax.

     (i) Gross-Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party ("X") will:--

               (1)  promptly notify the other party ("Y") of such requirement;

               (2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

               (3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

               (4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:--

                    (A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

                    (B)  the failure of a representation made by Y pursuant to
                    Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

     (ii)  Liability.  If:--

               (1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

               (2)  X does not so deduct or withhold; and

               (3) a liability resulting from such Tax is assessed directly against X,

     then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

(e) Default Interest; Other Amounts. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3.   Representations

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:--

(a)  Basic Representations.

     (i) Status. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

     (ii) Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

     (iii) No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

     (iv) Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

     (v) Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(b) Absence of Certain Events. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c) Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d) Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

(e) Payer Tax Representation. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f) Payee Tax Representations. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

4.   Agreements

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:--

(a) Furnish Specified Information. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs:--

     (i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

     (ii)  any other documents specified in the Schedule or any Confirmation;
     and

     (iii) upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b) Maintain Authorisations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c) Comply with Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d) Tax Agreement. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

(e) Payment of Stamp Tax. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organised, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located ("Stamp Tax Jurisdiction") and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party's execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5.   Events of Default and Termination Events

(a) Events of Default. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an "Event of Default") with respect to such party:--

     (i) Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

     (ii) Breach of Agreement. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

     (iii) Credit Support Default.

           (1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

           (2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

           (3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

     (iv) Misrepresentation. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

     (v) Default under Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

     (vi) Cross Default. If "Cross Default" is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

     (vii) Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:--

            (1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors;
            (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

     (viii) Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer:--

            (1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

            (2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b) Termination Events. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event

Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:--

         (i) Illegality. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party):--

               (1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

               (2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

         (ii) Tax Event. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under
         Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under
         Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

         (iii) Tax Event Upon Merger. The party (the "Burdened Party") on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under
         Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

         (iv) Credit Event Upon Merger. If "Credit Event Upon Merger" is specified in the Schedule as applying to the party, such party ("X"), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

         (v) Additional Termination Event. If any "Additional Termination Event" is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c) Event of Default and Illegality. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

6.       Early Termination

(a) Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the "Defaulting Party") has occurred and is then continuing, the other party (the "Non-defaulting Party") may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, "Automatic Early Termination" is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(l), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b)      Right to Terminate Following Termination Event.

         (i) Notice. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

         (ii) Transfer to Avoid Termination Event. If either an Illegality under Section 5(b)(i)(l) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

         If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after notice is given under Section 6(b)(i).

         Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party's policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

         (iii) Two Affected Parties. If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

         (iv)  Right to Terminate. If:--

               (1) a transfer under Section 6(b)(ii) or an agreement under
               Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

               (2) an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party, either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(c)      Effect of Designation.

         (i) If notice designating an Early Termination Date is given under
         Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

         (ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d)      Calculations.

         (i) Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

         (ii) Payment Date. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e) Payments on Early Termination. If an Early Termination Date occurs. the following provisions shall apply based on the parties' election in the Schedule of a payment measure, either "Market Quotation" or "Loss", and a payment method, either the "First Method" or the "Second Method". If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that "Market Quotation" or the "Second Method", as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

         (i) Events of Default. If the Early Termination Date results from an Event of Default:--

              (1) First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

              (2) First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party's Loss in respect of this Agreement.

              (3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the

              Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

              (4) Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party's Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

         (ii) Termination Events. If the Early Termination Date results from a Termination Event:--

                  (1) One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

                  (2) Two Affected Parties. If there are two Affected Parties:--

                      (A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount ("X") and the Settlement Amount of the party with the lower Settlement Amount ("Y") and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less
                      (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and

                      (B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss ("X") and the Loss of the party with the lower Loss ("Y").

                  If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

         (iii) Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because "Automatic Early Termination" applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

         (iv) Pre-Estimate. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

7.     Transfer

Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:--

(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

8.     Contractual Currency

(a) Payment in the Contractual Currency. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the "Contractual Currency"). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into this Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b) Judgments. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered
(i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term "rate of exchange" includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

(c) Separate Indemnities. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d) Evidence of Loss. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

9.     Miscellaneous

(a) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b) Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c) Survival of Obligations. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d) Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e)    Counterparts and Confirmations.

       (i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

       (ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f) No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g) Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

10.    Offices; Multibranch Parties

(a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

(b) Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

(c) If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

11.    Expenses

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12.    Notices

(a) Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:--

       (i) if in writing and delivered in person or by courier, on the date it is delivered;

       (ii) if sent by telex, on the date the recipient's answerback is received;

       (iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender's facsimile machine);

       (iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

       (v) if sent by electronic messaging system, on the date that electronic message is received,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b) Change of Addresses. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

13.    Governing Law and Jurisdiction

(a) Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b) Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement ("Proceedings"), each party irrevocably:--

       (i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

       (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c) Service of Process. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party's Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

(d) Waiver of Immunities. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14.   Definitions

As used in this Agreement:--

"Additional Termination Event" has the meaning specified in Section 5(b).

"Affected Party" has the meaning specified in Section 5(b).

"Affected Transactions" means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

"Affiliate" means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, "control" of any entity or person means ownership of a majority of the voting power of the entity or person.

"Applicable Rate" means:--

(a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

(d)   in all other cases, the Termination Rate.

"Burdened Party" has the meaning specified in Section 5(b).

"Change in Tax Law" means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

"consent" includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

"Credit Event Upon Merger" has the meaning specified in Section 5(b).

"Credit Support Document" means any agreement or instrument that is specified as such in this Agreement.

"Credit Support Provider" has the meaning specified in the Schedule.

"Default Rate" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

"Defaulting Party" has the meaning specified in Section 6(a).

"Early Termination Date" means the date determined in accordance with Section 6(a) or 6(b)(iv).

"Event of Default" has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

"Illegality" has the meaning specified in Section 5(b).

"Indemnifiable Tax" means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

"law" includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and "lawful" and "unlawful" will be construed accordingly.

"Local Business Day" means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by
Section 2(b), in the place where the relevant new account is to be located and
(d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

"Loss" means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party's legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

"Market Quotation" means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the "Replacement Transaction") that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

"Non-default Rate" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

"Non-defaulting Party" has the meaning specified in Section 6(a).

"Office" means a branch or office of a party, which may be such party's head or home office.

"Potential Event of Default" means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

"Reference Market-makers" means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

"Relevant Jurisdiction" means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

"Scheduled Payment Date" means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

"Set-off" means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

"Settlement Amount" means, with respect to a party and any Early Termination Date, the sum of:--

(a) the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

(b) such party's Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

"Specified Entity" has the meaning specified in the Schedule.

"Specified Indebtedness" means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

"Specified Transaction" means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

"Stamp Tax" means any stamp, registration, documentation or similar tax.

"Tax" means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

"Tax Event" has the meaning specified in Section 5(b).

"Tax Event Upon Merger" has the meaning specified in Section 5(b).

"Terminated Transactions" means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if "Automatic Early Termination" applies, immediately before that Early Termination Date).

"Termination Currency" has the meaning specified in the Schedule.

"Termination Currency Equivalent" means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the "Other Currency"), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

"Termination Event" means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

"Termination Rate" means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

"Unpaid Amounts" owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and
(b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.







Bank of America, N.A.                     Spiegel Credit Card Master Note Trust
----------------------------------        -------------------------------------
        (Name of Party)                                (Name of Party)
                                          By: Bankers Trust Company, not in its
                                          individual capacity, but solely as
                                          owner trustee

By:                                       By:
   -------------------------------            ---------------------------------
Name:                                     Name:

Title:                                    Title:

Date:                                     Date:

                                                               Execution Version

(Multicurrency--Cross Border)

                                   ISDA (R)
                 International Swap Dealers Association, Inc.

                                   SCHEDULE
                                    to the
                               Master Agreement

                         dated as of December 19, 2000


between   BANK OF AMERICA, N.A.            and    SPIEGEL CREDIT CARD MASTER
                                                  NOTE TRUST
            ("Party A")                             ("Party B")

                         PART 1: Termination Provisions
                                 ----------------------

(a) "Indenture" means the Master Indenture dated as of December 1, 2000, between Spiegel Credit Master Note Trust, as Issuer, and The Bank of New York, as Indenture Trustee, as supplemented by the Series 2000-A Indenture Supplement dated as of December 1, 2000, between Spiegel Credit Card Master Note Trust, as the Issuer or the Trust, and The Bank of New York, as the Indenture Trustee, in each case, as amended, modified, supplemented, restated or replaced from time to time.

(b)  "Specified Entity" means in relation to Party A for the purpose of:-

     Section 5(a)(v) (Default under Specified Transaction),      none;

     Section 5(a)(vi) (Cross Default),                           none;

     Section 5(a)(vii) (Bankruptcy),                             none; and

     Section 5(b)(iv) (Credit Event Upon Merger),                none;

     in relation to Party B for the purpose of:-

     Section 5(a)(v) (Default under Specified Transaction)       none;

     Section 5(a)(vi) (Cross Default),                           none;

     Section 5(a)(vii) (Bankruptcy),                             none; and

     Section 5(b)(iv) (Credit Event Upon Merger),                none.

(c)  "Specified Transaction" will have the meaning specified in Section 14.

(d) The "Breach of Agreement" provisions of Section 5(a)(ii), the "Misrepresentation" provisions of Section 5(a)(iv), and the "Default under Specified Transactions" provisions of Section 5(a)(v) will not apply to Party B. The "Cross Default" provisions of Section 5(a)(vi) will not apply to Party A or Party B.

(e) The "Credit Event Upon Merger" provisions of Section 5(b)(iv) will not apply to Party A will not apply to Party B.

(f) The "Automatic Early Termination" provision of Section 6(a) will not apply to Party A will not apply to Party B.

(g)  Payments on Early Termination.  For the purpose of Section 6(e):

     (i)  Market Quotation will apply.

     (ii) The Second Method will apply.

(h)  "Termination Currency" means United States Dollars.

(i)  Additional Termination Event; Redemption of the Secured Notes.

             (a) Party B shall, as provided in the Indenture, direct the Indenture Trustee to notify Party A if notice is given pursuant to the Indenture of a redemption by Party B of all of the Notes (any such occurrence, a "Redemption Event").

             (b) If a Redemption Event occurs it shall be an Additional Termination Event for which Party B shall be the sole Affected Party and each Transaction shall be terminated in full.

             (c) If a Redemption Event is to occur, an Early Termination Date in respect of each Transaction shall be deemed to occur on the Distribution Date in respect of such Redemption Event. Any Settlement Amount payable in respect of such Redemption Event shall be paid, in the case of Party A, on the date of such Early Termination Date and, in the case of Party B, on the next Distribution Date to the extent provided in the Indenture.

(j) Unauthorized Amendments. Party B shall deliver to Party A a copy of any proposed Supplemental Indenture.

(k) Downgrade of Party A. If a Ratings Event (as defined below) shall occur and be continuing with respect to Party A, then Party A shall, within 5 Local Business Days of such Ratings Event, (A) give notice to Party B of the occurrence of such Ratings Event, and (B) use reasonable efforts to transfer Party A's rights and obligations under the Agreement and all Confirmations to another party, subject to satisfaction of the Rating Agency Condition (as defined below), and at the cost of Party A. Unless such a transfer by Party A has occurred within 20 Local Business Days after the occurrence of a Ratings Event, Party B shall demand that Party A post Eligible Collateral on a mark-to-market basis, to secure Party B's exposure, if any, to Party A, and such Eligible

     Collateral shall be provided in accordance with a Credit Support Annex to be attached hereto and made a part hereof within 10 Local Business Days of Party B's demand therefor. The Eligible Collateral to be posted and the Credit Support Annex to be executed and delivered shall be subject to the Rating Agency Condition. Notwithstanding the addition of the Credit Support Annex and the posting of Eligible Collateral, Party A shall continue to use reasonable efforts to transfer its rights and obligations to an acceptable third party; provided, however, that Party A's obligations to find a transferee and to post Eligible Collateral under such Credit Support Annex shall remain in effect only for so long as a Ratings Event is continuing with respect to Party A. For the purpose of this Part 1(k), a "Ratings Event" shall occur with respect to Party A if the long-term and short-term senior unsecured deposit ratings of Party A cease to be at least A+ and A-1 by Standard & Poor's Ratings Service or any successor thereto ("S&P"), at least A1 and P-1 by Moody's Investors Service, Inc. or any successor thereto ("Moody's"), or at least A+ and F-1 by Fitch Ratings, Inc. or any successor thereto ("Fitch"), to the extent such obligations are rated by S&P, Moody's or Fitch. "Rating Agency Condition" has the meaning specified in the Indenture defined in Part 1(a) of this Schedule.

     The failure by Party A to post Eligible Collateral in accordance herewith shall constitute an Event of Default with Party A as the Defaulting Party.

                          PART 2: Tax Representations
                                  -------------------

(a) Payer Tax Representations. For the purpose of Section 3(e) of this Agreement, Party A and Party B will make the following representation:-

     It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (x) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (y) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement and (z) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (y) and the other party does not deliver a form or document under
     Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b) Payee Tax Representations. For the purpose of Section 3(f) of this Agreement, Party A and Party B will make the following representations specified below, if any:- none

                    PART 3: Agreement to Deliver Documents
                            ------------------------------

For the purpose of Section 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents:

(a)  Tax forms, documents or certificates to be delivered are:


    Party              Form/Document/Certificate       Date by which to be delivered
    required to
    deliver
    document
    -----------        ----------------------------    --------------------------------
    Party A and        Any form, document or            Upon request
    Party B            certificate as may be
                       requested pursuant to Section
                       4(a)(iii) of this Agreement.

(b)     Other documents to be delivered are:-


    Party           Form/Document/Certificate               Date by                       Covered by
    required to                                             which to be                   Section 3(d)
    deliver                                                 delivered                     Representation
    document
   -------------   ------------------------------------     -----------------             ------------------------
    Party B         Annual Report of Party B and of          As soon as                   Yes
                    Credit Support containing audited        available and in
                    financial statements certified by        any event within
                    independent certified public             120 days after the
                    accountants and preparedin accordance    end of each fiscal
                    with generally accepted accounting       year of Party B
                    principles in the country in whic such   and of the Credit
                    party and such Credit SupportProvider    Support Provider
                    is organized

   Party B          Monthly Reports of Party B and           As soon as                   Yes
                    quarterly unaudited financial            available and in
                    statements of any Credit Support         any event within
                    Provider thereof containing financial    30 days after the
                    statements of such party's fiscal        end of each fiscal
                    quarter prepared in accordance with      quarter of Party B
                    generally accepted accounting            and of the Credit
                    principles in the country in which       Support Provider
                    such Credit Support Provider is
                    organized

   Party B          A duly executed copy of the Credit       At or within                 No
                    Support Document specified in Part 4     thirty days after
                    of the Schedule or in any Confirmation   execution hereof

    Party           Form/Document/Certificate                        Date by              Covered by
    required to                                                      which to be          Section 3(d)
    deliver                                                          delivered            Representation
    document
   -------------   --------------------------------------           -----------------     ------------------------
   Party A and     Certified copies of all corporate                  Upon execution and     Yes
   Party B         authorizations and any other documents             delivery of this
                   with respect to the execution, delivery            Agreement
                   and performance of this Agreement and the
                   Indenture; legal opinion from in-house counsel
                   for MBIA with respect to enforceability of Policy
                   and related matters

   Party A and     Certificate of authority and specimen              Upon execution and     Yes
   Party B         signatures of individuals executing                delivery of this
                   this Agreement, any Credit Support                 Agreement and
                   Document and any Confirmations                     thereafter upon
                                                                      request of the
                                                                      other party


                             PART 4: Miscellaneous
                                     -------------

(a)   Address for Notices.  For the purpose of Section 12(a) of this Agreement:-

      Address for notice or communications to Party A:

      Bank of America, N.A.
      Sears Tower
      233 South Wacker Drive, Suite 2800
      Chicago, IL 60606
      Attention:  Swap Operations
      Telex No.:  49663210  Answerback: NATIONSBANK CHA
      Reuters Dealing Code: NBCH

      with a copy to:

      Bank of America, N.A.
      100 N. Tryon St., NC1-007-13-01
      Charlotte, North Carolina  28255
      Attention:  Capital Markets Documentation
      (Telex No.:  9663210;  Answerback: NATIONSBK CHA)
      Facsimile No.: 704-386-4113

      Address for financial statements to Party A:

         Bank of America, N.A.
         231 South LaSalle Street
         Chicago, IL 60604
         Attention: Bridget A. Garavalia
         Telephone No.: 312-828-1259
         Facsimile No.: 312-828-6269

         Address for notice or communications to Party B:

         Spiegel Credit Card Master Note Trust
         c/o Bankers Trust Company
         Four Albany Street, 10/th/ Floor
         New York, NY 10006
         Attention: Corporate Trust & Agency Services
         Telephone No.: 212-250-6323
         Facsimile No.: 212-250-6439

         With a copy to:

         John R. Steele, Treasurer
         Spiegel, Inc.
         3500 Lacey Road
         Downers Grove, IL  60515-5432
         Telephone No.: 630-769-3250
         Facsimile No.: 630-769-3750

(b)      Process Agent.  For the purpose of Section 13(c):

         Party A appoints as its Process Agent: Not applicable.

         Party B appoints as its Process Agent: Not applicable.

(c)      Offices.  The provisions of Section 10(a) will apply to this Agreement.

(d)      Multibranch Party. For the purpose of Section 10 of this Agreement:-

         Party A is not a Multibranch Party.

         Party B is not a Multibranch Party.

(e)      Calculation Agent.  The Calculation Agent is Party A.

(f)      Credit Support Document.  Details of any Credit Support Document:-

         Each of the following, as amended, supplemented, modified, renewed, replaced, consolidated, substituted or extended from time to time, is a "Credit Support Document":

         Indenture; Financial Guaranty Insurance Policy No. 33927(2) (the "Policy") issued by MBIA Insurance Corporation ("MBIA") on December 19, 2000, to the Indenture Trustee as beneficiary. The Policy shall be a Credit Support Document solely with respect to net Fixed Amounts payable by Party B, and shall not be available to support, and may not be drawn on in respect of, any amounts due from Party B under Section 6(e) or any other provision of the Agreement.

         Party B agrees that the security interests in collateral granted to Party A under the Indenture in respect of Series 2000-A shall secure the obligations of Party B to Party A under this Agreement.

(g)      Credit Support Provider.

         Credit Support Provider means in relation to Party A:  Not applicable.

         Credit Support Provider means in relation to Party B:  MBIA

(h) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York (without reference to its conflict of laws doctrine, other than Section 5-1401 of the General Obligations Law).

(i) Netting of Payments. All amounts payable on the same date, in the same currency and in respect of the same Transaction shall be netted in accordance with Section 2(c) of this Agreement. The election contained in the last paragraph of Section 2(c) of this Agreement shall not apply for the purposes of this Agreement.

(j) "Affiliate" will have the meaning specified in Section 14 of this Agreement.

                           PART 5: Other Provisions
                                   ----------------

(a) Additional Agreements. Party A agrees that it shall not enter a transaction of the type referred to in 5(a)(viii) (Merger Without Assumption) where the resulting, surviving or transferee entity fails to assume all of the obligations of Party A hereunder.

(b) Delivery of Confirmations. For each Transaction entered into hereunder, Party A shall promptly send to Party B a Confirmation via facsimile transmission. Party B agrees to respond to such Confirmation within two
         (2) Local Business Days, either confirming agreement thereto or requesting a correction of any error(s) contained therein. Failure by Party A to send a Confirmation or of Party B to respond within such period shall not affect the validity or enforceability of such Transaction. Absent manifest error, there shall be a presumption that the terms contained in such Confirmation are the terms of the Transaction.

(c) Recording of Conversations. Each party to this Agreement acknowledges and agrees to the tape recording of conversations between trading and marketing personnel of the parties to this Agreement whether by one or other or both of the parties or their agents, and that any such tape recordings may be submitted in evidence in any Proceedings relating to the Agreement.

(d) Furnishing Specified Information. Section 4(a)(iii) is hereby amended by inserting "promptly upon the earlier of (i)" in lieu of the word "upon" at the beginning thereof and inserting "or (ii) such party learning that the form or document is required" before the word "any" on the first line thereof.

(e) Notice by Facsimile Transmission. Section 12(a) is hereby amended by inserting the words "2(b)," between the word "Section" and the number "5" and inserting the words "or 13(c)" between the number "6" and the word "may" in the second line thereof.

(f) Section 3(a) of this Agreement is amended by (i) deleting the word "and" at the end of clause (iv); (ii) deleting the period at the end of clause (v) and inserting therein "; and " ; and (iii) by inserting the following additional representation:

         "(vi) Eligible Swap Participant. It is an 'eligible swap participant' as defined under the regulations of the Commodity Futures Trading Commission, currently at 17 CFR Section 35.1(b)(2)."

(g) Section 3 is revised so as to add the following Section (g) at the end thereof:

         "(g) Relationship Between Parties. Each party represents to the other party and will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):-

                  (i) Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. Further, such party has not received from the other party any assurance or guarantee as to the expected results of that Transaction.

                  (ii) Evaluation and Understanding. It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the financial and other risks of that Transaction.

                  (iii) Status of Parties. The other party is not acting as an agent, fiduciary or advisor for it in respect of that Transaction."

(h) Waiver of Right to Trial by Jury. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(i)      [Reserved.]

(j)      Provisions Relating to MBIA:

         (a) The parties agree that MBIA shall be a third party beneficiary of this Agreement and shall have the right to enforce this Agreement against Party A.

         (b) Any notices required to be given by Party B may be given by or at the direction of the Trustee on Party B's behalf. All notices required to be given to Party B by Party A shall also be given to the Indenture Trustee, as defined in Part 1(a), and MBIA, and any such notice not so given to both the Indenture Trustee and MBIA shall be ineffective unless receipt of such notice is waived by the party to whom it should have been given but was not given. Any requirement contained herein for obtaining the consent or agreement of MBIA shall not apply so long as a Control Transfer Event (as defined in the Indenture) has occurred and is continuing.

         (c) No action or consent permitted or required to be taken or given by Party B under this Agreement (other than the performance by Party B of its payment obligations hereunder) shall be effective without the prior written consent of MBIA so long as no Control Transfer Event has occurred and is continuing. If a Control Transfer Event has occurred and is continuing, any provision giving MBIA the right to direct, appoint or consent to, approve of, or take any action (or waive any right to take action) under this Agreement, shall be inoperative and any such consent or approval shall be deemed to have been given for the purpose of such provisions.

         (d) The rights of MBIA under this Part 5(j) shall terminate upon the later to occur of (x) the termination date of the Policy and (y) the day which is one year and one day after the date on which all amounts have been paid to MBIA under the Insurance Agreement.

(k) Non-Petition. Party A hereby agrees that it will not, prior to the date which is one year and one day after all Series 2000-A Notes issued by Party B pursuant to the Indenture have been paid in full, acquiesce, petition or otherwise invoke or cause Party B to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against Party B under any federal or state bankruptcy, insolvency or similar law or for the purpose of appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official for Party B or any substantial part of the property of Party B, or for the purpose of ordering the winding up or liquidation of the affairs of Party B. Nothing herein shall prevent Party A from participating in any such proceeding once commenced.

(l) Limited Recourse. The obligations of Party B under this Agreement are limited recourse obligations of Party B, payable solely from the Trust Estate (as such term is defined in the Indenture), subject to and in accordance with the terms of the Indenture, and, following realization of the Trust Estate, any claims of Party A against Party B shall be extinguished. No recourse shall be had for the payment of any amount owing in respect of this Agreement against the trustee, or any officer, member, director, employee, security holder or incorporator thereof (each, an "Affiliated Person") of Party B or its successors or assigns for any amounts payable under this Agreement. It is understood that the foregoing provisions shall not (i) prevent recourse to the Trust Estate for the sums due or to become due under any security, instrument or agreement which is part of the Trust Estate (subject to the priority of payments set forth in the Indenture), (ii) constitute a waiver, release or discharge of any obligation of Party B arising under this Agreement until the Trust Estate have been realized and the proceeds applied in accordance with the Indenture, whereupon any outstanding obligation of Party B under this Agreement shall be extinguished, or (iii) prevent recourse by the Indenture Trustee on behalf of Party A to MBIA, as the Credit Support Provider in respect of Party B, to the extent set forth in the related Credit Support Document.

(m) Transfer. Section 7 of the Agreement is supplemented by the additional requirement that any transfer or assignment by Party A of its obligations under the Agreement (including any Confirmation), and any amendments to the Agreement (including any Confirmation), shall be subject to the Rating Agency Condition. Party A consents to the pledge and assignment by Party B of its rights and obligations hereunder and under any Transaction to the Indenture Trustee pursuant to the Indenture.

(n) Events of Default. (i) Section 5(a)(i) of the Agreement is amended by substituting the following therefor: "Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it within five days of the date due under this Agreement and, upon at least one Business Days' prior notice to the other party."

Accepted and agreed:

BANK OF AMERICA, N.A.                      SPIEGEL CREDIT CARD MASTER NOTE TRUST

                                           By Bankers Trust Company, not in its
                                           individual capacity, but solely as
                                           Owner Trustee

By: ..............................         By: .............................
    Name: Roger H. Heintzelman                 Name:
    Title: Vice President                      Title:

                  CONFIRMATION FOR U.S. DOLLAR INTEREST RATE SWAP
                           TRANSACTION UNDER 1992 MASTER AGREEMENT

Date:   December 19, 2000                      Our ref: 3222555
To:     Spiegel Credit Card Master Note Trust  From:    Bank of America, N.A.
        c/o Bankers Trust Company                       Sears Tower
        Four Albany Street, 10/th/ Floor                233 South Wacker Drive,
        New York, NY 10006                              Suite 2800
Attn:   Corporate Trust & Agency Services               Chicago, IL  60606
Fax No: 212-250-6439                           Contact: Global Derivative
Tel No: 212-250-6323                                    Operations
                                               Fax No:  (312) 234 3603
                                               Tel No:  (312) 234 2732


Dear Sir/Madam,

         The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between Spiegel Credit Card Master Note Trust and Bank of America, N.A. (each a "party" and together "the parties") on the Trade Date specified below (the "Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the ISDA Master Agreement specified in paragraph 1 below (the "Agreement").

         The definitions and provisions contained in the 1991 ISDA Definitions, as amended by the 1998 Supplement thereto (each as published by the International Swaps and Derivatives Association, Inc., the "Definitions") are incorporated into this Confirmation. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern. Capitalized terms used herein and not otherwise defined have the meanings set forth in the Definitions or the Indenture referred to below under "Credit Support Documents."

1. This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement (including the Schedule thereto) dated as of December 19, 2000, as amended and supplemented from time to time (the "Agreement"), between the parties. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

         In this Confirmation "Party A" means Bank of America, N.A. and "Party B" means Spiegel Credit Card Master Note Trust, Series 2000-A.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

         Notional Amount:           USD600,000,000

         Trade Date:                December 19, 2000

         Effective Date:            December 19, 2000

         Termination Date:          November 15, 2005, subject to adjustment in
                                    accordance with the Modified Following
                                    Business Day Convention, subject to early termination in accordance with the terms of the Agreement

         Fixed Amounts:

         Fixed Rate Payer:                Party B

         Fixed Rate Payer Payment Dates:  The 15/th/ of each month commencing
                                          January 15, 2001 and ending on the
                                          Termination Date, subject to
                                          adjustment in accordance with the
                                          Modified Following Business Day
                                          Convention

         Fixed Rate:                      6.21% per annum

         Fixed Rate Day Count Fraction:   Actual/360


         Floating Amounts:

         Floating Rate Payer:             Party A

         Floating Rate Payer Payment      The 15/th/ of each month commencing
         Dates:                           January 15, 2001 and ending on the
                                          Termination Date, subject to
                                          adjustment in accordance with the
                                          Modified Following Business Day
                                          Convention.
         Floating Rate for initial

         Calculation Period:              6.695% per annum

         Floating Rate Option:            USD-LIBOR-BBA

         Designated Maturity:             1 Month

         Spread:                          None

         Floating Rate Day Count          Actual/360
         Fraction:

         Reset Dates:                     First day of each Calculation Period

         Business Days:                   New York, London, Portland, Oregon,
                                          and Chicago, Illinois

         Calculation Agent:               Party A


3.       Additional Amounts Upon Partial Termination

         On any Payment Date during the Rapid Amortization Period or otherwise, where as a result of payments of principal on the Series 2000-A Notes on such Payment Date, the Notional Amount would exceed the Outstanding Amount of the Series 2000-A Notes (as defined in the Indenture), the parties hereto shall treat the portion of this Transaction represented by such excess as terminated on such Payment Date (a "Terminated Transaction"). Party A shall calculate the Market Quotation for the Terminated Transaction as set forth below.

         "Market Quotation" means, with respect to a Terminated Transaction, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to Party A (expressed as a negative number) or by Party A (expressed as a positive number) in consideration of an agreement between Party A and the quoting Reference Market-maker to enter into such Terminated Transaction (with the same fixed and floating payment rates and remaining term as this Transaction) on the relevant Payment Date. Party A will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable prior to the relevant Payment Date. The day and time as of which those quotations are to be obtained will be selected in good faith by Party A. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, Party A will determine the Market Quotation in good faith. Notwithstanding the foregoing, Party A shall be the sole Reference Market-maker unless: (a) the reduction in the Notional Amount of the Transaction is equal to or greater than $50 million on such Payment Date, and (b) the Servicer or the Indenture Trustee requests that quotations from Reference Market-makers other than Party A are utilized.

         If the amount so determined by Party A in respect of a Terminated Transaction is positive, Party B shall owe such amount to Party A, which shall be payable (with interest thereon accruing from such Payment Date and calculated at the Fixed Rate) on the next Distribution Date to the extent provided in the Indenture. If such amount is negative, Party A shall owe such amount to Party B, which shall be payable (with interest accruing from such Payment Date and calculated at the Floating Rate) on the November 15, 2005 Payment Date, net of any amounts payable by Party B to Party A.

4.       Credit Support Documents:               With respect to Party B, (a)
                                                 the Indenture, dated as of
                                                 December 1, 2000, as
                                                 supplemented by the
                                                 Supplemental Indenture, dated
                                                 as of December 19, 2000 (as so
                                                 supplemented, the "Indenture"),
                                                 between Party B and The Bank of
                                                 New York, as indenture trustee,
                                                 and (b) solely with respect to
                                                 net Fixed Amounts payable by
                                                 Party B, and not with respect
                                                 to any amount due under Section
                                                 6(e) or any other provision of
                                                 the Agreement, the Financial
                                                 Guaranty Insurance Policy,
                                                 dated as of December 19, 2000,
                                                 issued by MBIA

5.       Account Details:
         Account for payments to Party A:        Name:  Bank of America

                                                 City: New York

                                                 ABA# 026009593

                                                 ATTN: BOFAUS3N

                                                 Name:  Bank of America, NA

                                                 City: Charlotte

                                                 Acct:  6550219386

                                                 Attn:  Rate Derivative
                                                 Settlements

         Account for payments to Party B:        The Bank of New York
                                                 ABA #021000018
                                                 Name:  Spiegel Credit Card
                                                        Master Note Trust
                                                        Collection Account
                                                 Acct:  341802

6.       Offices:

         The Office of Party A for this
         Transaction is:
                                            Charlotte, NC

         The Office of Party B for this
         Transaction is:
                                            New York

         Please confirm that the foregoing correctly sets forth the terms and conditions of our agreement by responding within three (3) Business Days by returning via telecopier an executed copy of this Confirmation to the attention of Global Derivative Operations (fax no. (312) 234 3603).

Failure to respond within such period shall not affect the validity or enforceability of this Transaction, and shall be deemed to be an affirmation of the terms and conditions contained herein, absent manifest error.

Bank of America, N.A.          Accepted and confirmed as of the date first
                               written:

                               Spiegel Credit Card Master Note Trust,
By:________________________    By Bankers Trust Company, not in its individual
                               capacity, but solely as Owner Trustee

Name:
Title:

                               By:_____________________________

                               Name and Title:

                                                                       EXHIBIT F
                                                                       ---------

                        INSURANCE AGREEMENT DEFINITIONS
                        -------------------------------

         "Available Spread Account Amount" means for any Distribution Date, an
          -------------------------------
amount equal to the lesser of (a) the amount on deposit in the Spread Account (exclusive of Investment Earnings, unless and until the occurrence of an Event of Default with respect to Series 2000-A and acceleration of the maturity of the Series 2000-A Notes pursuant to Section 5.3 of the Indenture) on such date
                                -----------
(before giving effect to any deposit to, or withdrawal from, the Spread Account made or to be made with respect to such date), and (b) the Required Spread Account Amount for such Distribution Date.

         "Average Excess Spread Percentage" means, for any Distribution Date,
          --------------------------------
the percentage determined as follows:

                  For the January 16, 2001 Distribution Date, the Modified Excess Spread Percentage;

                  For the February 15, 2001 Distribution Date, the sum of the Modified Excess Spread Percentage and the Excess Spread Percentage for the calendar month of January 2001, divided by two (2);

                  For the March 2001 Distribution Date, the sum of the Modified Excess Spread Percentage, the Excess Spread Percentage with respect to the calendar month of January 2001 and the Excess Spread Percentage with respect to the calendar month of February 2001, divided by three
         (3); and

                  For each following Distribution Date, the sum of the Excess Spread Percentages for the three (3) prior calendar months, divided by three (3).

         "Bank" means, on any day, the Eligible Institution holding the Spread
          ----
Account pursuant to Section 2.05 hereof.

         "Base Rate" means with respect to any calendar month, the annualized
          ---------
percentage equivalent of a fraction the numerator of which is the sum of (a) the Monthly Interest due on the Notes, (b) the Monthly Servicing Fee for the Notes,
(c) any Net Swap Payment due from the Issuer, and (d) the Premium, each as of the following Distribution Date; and the denominator of which is the Collateral Amount as of the first day of that calendar month.

         "Condition Precedent Documents" means:
          -----------------------------

               (i)    the Insurance Agreement;

               (ii)   the Transfer and Servicing Agreement

               (iii)  the Master Indenture;

               (iv)   the Series 2000-A Indenture Supplement;

               (v) the Receivables Purchase Agreement dated September 20, 1994 among the Seller, FCNB and Spiegel Acceptance;

               (vi)   the Trust Agreement;

               (vii)  the Administration Agreement;

               (viii) the Pooling and Servicing Agreement;

               (ix) the Collateral Series Supplement and Exhibit B thereto, the form of Trust Receivables Purchase Agreement;

               (x)    the Underwriting Agreement;

               (xi)   the Indemnification Agreement;

               (xii)  the Premium and Fee Letter;

               (xiii) the Swap; and

               (xiv)  the Spread Account Letter.

         "Default Amount Rate" means with respect to any calendar month the
          -------------------
annualized percentage equivalent of a fraction, the numerator of which is the Investor Default Amount for that calendar month; and the denominator of which is the Collateral Amount as of the first day of that calendar month.

         "Dilution" means non-cash adjustments and non-charge off adjustments to
          --------
the Receivables made from time to time by the Servicer as a consequence of (but not limited to) merchandise returns, late charge waivers, and billing adjustments.

         "Dilution Rate" means on any Distribution Date the percentage
          -------------
equivalent of a fraction (a) the numerator of which is equal to the Dilution for the 3 calendar months preceding such Distribution Date, and (b) the denominator of which is the sum of the Aggregate Principal Receivables as of the end of each of those three calendar months.

         "Excess Spread Percentage" means, for any calendar month, the result of
          ------------------------
(a) the Portfolio Yield for that calendar month minus (b) the Base Rate for that calendar month, minus (c) the

Default Amount Rate for that calendar month.

         "Indemnification Agreement" means the Indemnification Agreement, dated
          -------------------------
as of December 19, 2000 among the Insurer, the Seller, Spiegel and Banc of America Securities LLC, as representative (the "Representative") of Deutsche
                                                --------------
Bank Securities Inc., J.P. Morgan Securities Inc., ABN AMRO Incorporated and HSBC Securities (USA) Inc., as underwriters (together with the Representative, the "Underwriters").
     ------------

         "Insurance Agreement Event of Default" means an Event of Default
          ------------------------------------
described in Section 6.2 of the Series 2000-A Indenture Supplement.

         "Investment Earnings" means, for any Distribution Date, all interest
          -------------------
and earnings on Permitted Investments included in the Spread Account (net of losses and investment expenses) during the period commencing on and including the Distribution Date immediately proceeding such distribution Date and ending on but excluding such Distribution Date.

         "Maximum Commitment Amount" means $600,000,000.
          -------------------------

         "Modified Excess Spread Percentage" means 8.75%.
          ---------------------------------

         "Otto Interests" means (a) Werner Otto of Hamburg, Germany, his spouse
          --------------
and any of his lineal descendants and their respective spouses (collectively, the "Otto Family", any Subsidiary of any members of the Otto Family, and any personal representative, trustee or other fiduciary acting in respect of the estate of any member of the Otto Family, and (b) any trust which is solely for the benefit of one or more members of the Otto Family (whether or not any member of the Otto Family is a trustee of such trust) or principally for the benefit of one or more members of the Otto Family (provided that a member of the Otto Family is a trustee of such trust); and "Subsidiary" of a Person shall for the purposes of this definition mean (i) any corporation of which more than 50% of the outstanding securities having ordinary voting power shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, joint venture, limited liability company or similar business organization of which more than 50% of the ownership interests having ordinary voting power shall at the time be so owned or controlled.

         "Person" means an individual, a partnership, a corporation, a business
          ------
trust, a joint stock company, a trust, an unincorporated association, a joint venture, a Governmental Authority or another entity of whatever nature.

         "Portfolio Yield" means, with respect to any calendar month, the
          ---------------
annualized percentage equivalent of a fraction: (a) the numerator of which is equal to the amount of (i) Investor Finance Charge Collections with respect to such calendar month plus (ii) any Net Swap Receipt for the following Distribution Date, plus (iii) the Principal Accumulation Investment Proceeds deposited into the Collection Account on the Distribution Date following such calendar month, plus (iv) the amount of the Reserve Draw Amount (up to the Available Reserve Account

Amount) plus any amounts of interest and earnings described in Section 4.10 of the Series 2000-A Indenture Supplement, each deposited into the Collection Account on the Distribution Date following such calendar month, plus (v) Excess Finance Charge Collections that are allocated to Series 2000-A with respect to such calendar month, such sum to be calculated on a cash basis, and (b) the denominator of which is the Collateral Amount as of the first day of such calendar month.

         "Premium and Fee Letter " means the letter dated the Closing Date from
          ----------------------
the Insurer to the Seller setting forth the payment arrangement for the premium on the Policy and certain fees and expenses related to payment arrangements.

         "Rating Agency Condition" means with respect to any action or series of
          -----------------------
related actions or proposed transaction or series of related proposed transactions affecting Series 2000-A, that each Rating Agency shall have notified Seller and the Indenture Trustee in writing that such action or series of related actions or the consummation of such proposed transactions or series of related transactions will not result in a reduction or withdrawal of (i) the rating of the Series 2000-A Notes or (ii) the Shadow Rating.

         "Required Amount" means, for any Distribution Date, an amount equal to
          ---------------
the excess of the sum of the amounts described in subsections 4.4(a)(i) and
                                                  ---------------------
4.4(a)(ii) of the Series 2000-A Indenture Supplement over the Available Finance
----------
Charge Collections applied to pay such amounts pursuant to subsection 4.4(a) of
                                                           -----------------
the Series 2000-A Indenture Supplement; provided, that if the Rapid Amortization
                                        --------
Period is extended past the Series 2000-A Final Maturity Date as a result of there being amounts owed to the Insurer under this Agreement or the Series 2000-A Indenture Supplement or the Counterparty under the Swap, then for any Distribution Date falling on or after the Series 2000-A Final Maturity Date, the Required Amount shall mean any such amounts owed to the Insurer and/or the Counterparty that remain outstanding, and such amounts shall also be included in the Required Amount on the Series 2000-A Final Maturity Date to the extent that Reallocated Principal Collections remain available to cover such amounts after all other components of the Required Amount have been paid in full or Available Spread Account Amount remains for that purpose after the other components of the Required Amount and the Note Principal Balance have been paid in full.

         "Required Excess Collateral Amount" means, with respect to any
          ---------------------------------
Distribution Date, 10.5% of the Collateral Amount on such Distribution Date; provided that, (A) except as provided in (C) below, the Required Excess
-------------
Collateral Amount will never be less than 3% of the Initial Collateral Amount;
(B) except as provided in (C) below, the Required Excess Collateral Amount will not decrease during a Rapid Amortization Period, and (C) the Required Excess Collateral Amount will never be greater than the Note Principal Balance minus the Principal Accumulation Account Balance.

         "Required Spread Account Amount" means (a) on the Closing Date, the
          ------------------------------
Spread Account Deposit, (b) on each Distribution Date prior to a Pay Out Event, an amount equal to the lesser of (x) the product of (i) the Spread Account Percentage for that Distribution Date and (ii) the Maximum Commitment Amount, and (y) the Note Principal Balance on such Distribution Date, minus the Principal Accumulation Account Balance on the relevant determination date; and (c) on each Distribution Date after a Pay Out Event or on which a Pay Out Event has occurred, the Note Principal Balance on such Distribution Date.

         "Shadow Rating" means rating of the Notes at BBB/Baa2 by the Rating
          -------------
Agencies, without giving effect to the Policy.

         "Spread Account" means the segregated trust account required to be
          --------------
established pursuant to Section 2.05 hereof.

         "Spread Account Deposit" means 1% of the Note Initial Principal
          ----------------------
Balance.

         "Spread Account Deficiency" means the excess, if any, of the Required
          -------------------------
Spread Account Amount over the Available Spread Account Amount.

         "Spread Account Letter" means the letter from the Bank addressed to the
          ---------------------
Insurer, dated the Closing Date, substantially in the form of Exhibit C to the Insurance Agreement.

         "Spread Account Percentage" means on each Distribution Date:
          -------------------------

                           (i)    if the Average Excess Spread Percentage for
such Distribution Date is greater than 5.5%, 2.0% ("level 1");

                           (ii)   if the Average Excess Spread Percentage for
such Distribution Date is less than or equal to 5.5%, but is greater than 5.0%, 4.5% ("level 2");

                           (iii)  if the Average Excess Spread Percentage for
the such Distribution Date is less than or equal to 5.0%, but is greater than 4.5%, 5.5% ("level 3");

                           (iv)   if the Average Excess Spread Percentage for
such Distribution Date is less than or equal to 4.5%, but is greater than 3.5%, 7.0% ("level 4"); and

                           (v)    if the Average Excess Spread Percentage for
such Distribution Date is less than or equal to 3.5%, 10.0% ("level 5");

         provided, however, that, if the Spread Account Percentage is greater
         -----------------
         than 2.0%, the Spread Account Percentage will remain constant until (a) it is required to be increased pursuant to (ii) through (v) above, or
         (b) the Average Excess Spread Percentage has exceeded the percentage specified as the upper bound of the range of Average Excess Spread Percentages specified for such Spread Account Percentage for three consecutive Distribution Dates, in which case the Spread Account Percentage will be decreased on the third consecutive Distribution Date as required in (i) through (v) above, provided that the Spread Account
                                               -------------
         Percentage on any Distribution Date may in no event be reduced by more than one level below the Spread Account Percentage on the immediately preceding Distribution

Date.

         "Subsidiary" means as to any Person, a corporation or entity of which
          ----------
shares of stock or other equity interests having ordinary voting power (other than stock or other equity interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation or entity are (a) at the time owned, or (b) the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, by such Person.

         "Supplemental Enhancement" means, with respect to any Distribution
          ------------------------
Date, the product of the Supplemental Enhancement Percentage and the Collateral Amount on such Distribution Date.

         "Supplemental Enhancement Percentage" means on any Distribution Date a
          -----------------------------------
percentage equivalent of a fraction the numerator of which is the aggregate amount of Receivables aged over 180 days on a contractual delinquency basis as of the last day of the calendar month preceding such Distribution Date, and the denominator of which is the Aggregate Receivables as of the last day of the calendar month preceding such Distribution Date.

         "Trust Receivables Purchase Agreement" means the Receivables Purchase
          ------------------------------------
Agreement to be entered into between the Seller, as buyer, and FCNB and Spiegel Acceptance, as Seller, in the form attached as Exhibit B to the Collateral Series Supplement.

                                                                       EXHIBIT G
                                                                       ---------

              SECTION 2.05 OF INSURANCE AGREEMENT (SPREAD ACCOUNT)
              ----------------------------------------------------


     SECTION 2.05   The Spread Account.
                    ------------------

          (a) On or prior to the Closing Date, the Servicer shall cause to be established in the name of the Noteholders and the Insurer an account (the "Spread Account") at an Eligible Institution. Unless the Insurer otherwise agrees, the Spread Account shall be a fully segregated trust account at the corporate trust department of the Eligible Institution. The Insurer hereby gives its consent to permit the Spread Account to be maintained as a trust account at the Indenture Trustee. The Spread Account will be in the name of the Insurer and under the control of the Insurer. The Spread Account will be entitled "MBIA Insurance Corporation pursuant to the Insurance and Reimbursement Agreement among MBIA Insurance Corporation, Spiegel Credit Corporation III, First Consumers National Bank, Spiegel, Inc., Spiegel Acceptance Corporation, Spiegel Credit Card Master Note Trust and The Bank of New York, as Indenture Trustee, dated as of December 19, 2000". The Issuer hereby irrevocably instructs the Bank to pay amounts on deposit in the Spread Account as provided in Sections 2.05(d), (e) and (j) hereof.

          (b) The Insurer hereby revocably appoints the Servicer, which appointment the Servicer hereby accepts, to act on behalf of the Insurer for investing all cash at any time on deposit in the Spread Account. The Insurer hereby directs the Indenture Trustee, at the direction of the Servicer, to invest all cash at any time on deposit in the Spread Account in Permitted Investments that mature not later than the Business Day preceding the next Distribution Date. Each such instruction shall designate specific investments and shall certify that the investments so specified constitute Permitted Investments, mature at the time required and are otherwise permitted hereby.
All such investments shall be made in the name of the Bank as agent for the Insurer and the Series 2000-A Noteholders, and held by the Bank, or its nominee, for the benefit of the Insurer and the Series 2000-A Noteholders. The Bank shall not be liable for any loss incurred in connection with any investment in the Spread Account, except for losses with respect to investments in any investment issued or guaranteed by the Bank. In the event the Bank ceases to be an Eligible Institution, the Insurer shall direct the Servicer to establish a new Spread Account (and transfer any balance and investments then in the Spread Account to such new Spread Account) within three days of such direction at an Eligible Institution specified by the Insurer.

          (c) On each Distribution Date (but subject to subsections 2.05(d) and 2.05(e)), the Investment Earnings, if any, accrued since the preceding Distribution Date on funds on deposit in the Spread Account shall be paid to the holders of the Seller Interest by the Indenture Trustee upon written direction of the Servicer. For purposes of determining the availability of funds or the balance in the Spread Account for any reason under this Insurance Agreement or the Series 2000-A Indenture Supplement (subject to subsections 2.05(d) and 2.05(e)), all Investment Earnings shall be deemed not to be available or on deposit; provided that after the maturity of the

Series 2000-A Notes has been accelerated as a result of an Event of Default, all Investment Earnings shall be added to the balance on deposit in the Spread Account and treated like the rest of the Available Spread Account Amount. Spiegel Acceptance will report for federal, state and local income tax purposes the income, if any, represented by the Spread Account and may not assign, transfer or otherwise convey its rights under this Insurance Agreement to receive any amounts from the Spread Account, except that Investment Earnings and excess funds will be paid to Spiegel Acceptance as set forth in this subsection 2.05(c) and subsection 2.05(j).

          (d) If, on any Distribution Date, the sum of the Available Finance Charge Collections and the Reallocated Principal Collections is less than the Required Amount, the Indenture Trustee, at the written direction of the Servicer, shall withdraw from the Spread Account the amount of such deficiency up to the Available Spread Account Amount and, if the Available Spread Account Amount is less than such deficiency, Investment Earnings credited to the Spread Account, and deposit such amount in the Collection Account for application to the unpaid components of the Required Amount in the priority in which such items are listed in Section 4.4(a) of the Series 2000-A Indenture Supplement.

          (e) On the Series 2000-A Final Maturity Date, the Indenture Trustee at the written direction of the Servicer shall withdraw from the Spread Account an amount equal to the lesser of (i) the Note Principal Balance (after any payments to be made pursuant to subsection 4.4(c) of the Series 2000-A Indenture Supplement) and (ii) the Available Spread Account Amount and, if the Available Spread Account Amount is not sufficient to reduce the Note Principal Balance to zero, Investment Earnings credited to the Spread Account up to the amount required to reduce the Note Principal Balance to zero, and the Indenture Trustee upon the written direction of the Servicer or the Servicer shall deposit such amounts into the Collection Account for distribution to the Series 2000-A Noteholders in accordance with subsection 5.2(e) of the Series 2000-A Indenture Supplement.

          (f) If on any Distribution Date, after giving effect to all withdrawals from the Spread Account, the Available Spread Account Amount is less than the Required Spread Account Amount then in effect, Available Finance Charge Collections shall be deposited into the Spread Account under the circumstances set forth in subsection 4.4(a)(viii) of the Series 2000-A Indenture Supplement up to the amount of the Spread Account Deficiency.

          (g) Upon delivery of a Notice for Payment under the Policy, the Indenture Trustee or the Servicer on its behalf shall immediately deliver written notice, in the form of Exhibit A to the Policy, to the Bank, and the Bank shall, immediately upon receipt thereof and upon receipt of the required funds from the Insurer, cause payments required to be made by the Insurer under such Notice for Payment to be satisfied by depositing the amount into the Spread Account in accordance with the Policy and by debiting the Spread Account and crediting the accounts specified in such notice, to the extent of any funds then on deposit in the Spread Account. Such payment will be made by the Bank without any further direction or notice from the Insurer. The Indenture Trustee shall deliver to the Insurer a statement with respect to such payment in the form of Exhibit B hereto in addition to a Notice for Payment. The Insurer shall deliver to the Bank such documentation as such institution may reasonably deem necessary to effectuate the terms of this Section 2.05(e).

          (h) In the event that, notwithstanding the terms and conditions hereof and the intention of the parties to the contrary, the Issuer, the Indenture Trustee, the Seller, the Servicer or Spiegel Acceptance is deemed to have any rights or interest in or to any funds on deposit in the Spread Account, other than the right of Spiegel Acceptance to receive Investment Earnings and payments of amounts in excess of the applicable Spread Account Amount and amounts pursuant to subsection 2.05(j) hereof, then, and in any such event, each of the Issuer, the Indenture Trustee, the Seller, the Servicer and Spiegel Acceptance hereby agrees that this Insurance Agreement constitutes a grant to the Insurer, as of the date hereof, of a security interest in the Spread Account, all funds on deposit therein, all investments made from time to time with the funds so deposited therein, and all proceeds of such investments to secure any and all rights to payment and reimbursement that now exist or may hereafter arise in favor of the Insurer under this Insurance Agreement, the Policy and/or the Indemnification Agreement, and each such Person hereby pledges, assigns, sets over, and otherwise transfers to the Insurer any and all of its respective right, title and interest in and to the Spread Account, any amounts on deposit from time to time therein, all investments made from time to time with the funds so deposited therein, and all proceeds of such investments; and each such Person hereby agrees to such pledge and assignment, and all necessary action on the part of each such Person has been taken as may be required to perfect the security interest of the Insurer in the Spread Account, all amounts from time to time on deposit therein as of the date hereof, all investments made from time to time with the funds so deposited therein, and all proceeds of such investments. Each of the Issuer, the Indenture Trustee, the Seller, the Servicer and Spiegel Acceptance agrees to promptly, from time to time, at the sole expense of the Seller, execute and deliver all instruments and documents, and at the request of the Insurer, take all action, that may be reasonably necessary or desirable, in order to perfect and protect the security interest granted to the Insurer pursuant to this Section 2.05(g) or to enable the Insurer to exercise and enforce its rights and remedies with respect to the assets of the Spread Account. The Insurer is hereby authorized to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the assets of the Spread Account.

          (i) The Indenture Trustee shall hold such of the Permitted Investments as consist of instruments, deposit accounts, negotiable documents, money, goods, letters of credit, and advices of credit in the State of New York. The Indenture Trustee shall hold such of the Permitted Investments as constitutes investment property through a securities intermediary, which securities intermediary shall agree with the Indenture Trustee that (a) such investment property shall at all times be credited to a securities account of the Indenture Trustee, (b) such securities intermediary shall treat the Indenture Trustee as entitled to exercise the rights that comprise each financial asset credited to such securities account, (c) all property credited to such securities account shall be treated as a financial asset, (d) such securities intermediary shall comply with entitlement orders originated by the Indenture Trustee without the further consent of any other person or entity, (e) such securities intermediary will not agree with any person or entity other than the Indenture Trustee to comply with entitlement orders originated by such other person or entity, (f) such securities accounts and the property credited thereto shall not be subject to any lien, security interest, or right of set-off in favor of such securities intermediary or anyone claiming through it (other than the Indenture Trustee), and (g) such agreement shall be governed by the laws of the State of New York. Terms used in the preceding sentence that are defined in the New York UCC and not otherwise defined herein shall have the meaning set forth in the New York UCC.

          (j) Ninety days after (A) the payment in full to the Noteholders of all amounts payable with respect to the Notes, or (B) the date of funding under any Qualified Maturity Agreement, and the payment in full of the Reimbursement Amount and all other amounts payable to the Insurer or the Counterparty, the Insurer shall direct that any amounts remaining in the Spread Account shall be released to Spiegel Acceptance; provided, however, that, if any Insolvency Event occurs with respect to any of the Issuer, the Seller, FCNB or any material Subsidiary of Spiegel (collectively, the "Potential Preference Parties") during the period described above, then all funds shall remain on deposit in the Spread Account until the date that all applicable limitation periods with respect to all applicable preferential transfer or other payment avoidance statutes relating to any of the Potential Preference Parties have expired and if no proceeding at law or in equity is commenced during any such period based upon any such statute, all such amounts remaining on deposit in the Spread Account shall be released at the end of all such periods to the Seller; provided, further, however, that if any such proceeding is commenced during any applicable limitation period, all funds on deposit in the Spread Account shall remain on deposit therein until the date on which there is a final determination by a court of competent jurisdiction as to whether any payment or payments made pursuant to the Transfer and Servicing Agreement, the Series 2000-A Indenture Supplement, the Indemnification Agreement or this Insurance Agreement is recoverable from either the Insurer or the Noteholders. If such a court determines that a payment is so recoverable, all funds on deposit in the Spread Account shall remain on deposit in the Spread Account and shall be applied to the payment of any and all such claims that the Insurer may be required to pay. If such a court determines that such payment is not recoverable, all funds on deposit in the Spread Account shall be released to Spiegel Acceptance. The foregoing notwithstanding, if (i) amounts payable with respect to the Notes have been fully paid to the Noteholders and (ii) the Reimbursement Amount and all other amounts payable to the Insurer under this Insurance Agreement and all amounts payable to the Counterparty have been paid in full, (iii) no Insolvency Event has occurred with respect to the Potential Preference Parties, and (iv)
(A) FCNB is rated at least BBB and Baa2 by S&P and Moody's, respectively, (B) the Insurer shall have received a favorable opinion or opinions, satisfactory in form and substance to the Insurer, from counsel to the Seller, the Servicer and FCNB, to the effect that in the event that an Insolvency Event were to occur with respect to the Potential Preference Parties, no payment pursuant to the Transfer and Servicing Agreement, the Series 2000-A Indenture Supplement, the Indemnification Agreement or this Insurance Agreement would be recoverable from either the Insurer, or the Noteholders, and such other matters as the Insurer may reasonably request; or (C) the Insurer, in its sole discretion, elects to pay the contents of the Spread Account to Spiegel Acceptance, then, and in any such event, the Insurer shall pay or cause to be paid all remaining amounts in the Spread Account to Spiegel Acceptance.

                                                                       EXHIBIT H
                                                                       ---------


                      SECTION 5.01 OF INSURANCE AGREEMENT
                      (INSURANCE AGREEMENT PAY OUT EVENTS)


     SECTION 5.0 Insurance Agreement Pay Out Events. The occurrence of any one of the following shall constitute an Insurance Agreement Pay Out Event:

          (a) the occurrence of a Pay Out Event as defined in Section 6.1 of the Series 2000-A Indenture Supplement or Section 5.1 of the Indenture;

          (b)  the occurrence of any of the following events:

               (i) failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in the Transfer and Servicing Agreement which has a material adverse effect on the Noteholders, which continues unremedied for a period of 45 days after the date on which written notice of such failure requiring the same to be remedied shall have been given to the Servicer by the Indenture Trustee and/or the SMT Trustee, or to the Servicer and the Indenture Trustee by the Noteholders holding not less than 10% of the outstanding principal amount of any Series adversely affected thereby, or prior to the SMT Termination Date, the Servicer and the SMT Trustee by Investor Certificateholders of 50% or more of the then-outstanding principal amount of the Investor Certificates of any adversely affected Series and continues to materially adversely affect such Noteholders or such Investor Certificateholders for such period; or the Servicer's delegation of its duties under this Agreement except as permitted by
Section 5.7 of the Transfer and Servicing Agreement;

               (ii) any representation, warranty or certification made by the Servicer in the Transfer and Servicing Agreement or in any certificate delivered pursuant to the Transfer and Servicing Agreement shall prove to have been incorrect when made, which has a material adverse effect on the Noteholders and which continues to be incorrect in any material respect for a period of 45 days after the date on which written notice of such failure requiring the same to be remedied shall have been given to the Servicer by the Indenture Trustee and/or the SMT Trustee, or to the Servicer and the Indenture Trustee by Noteholders holding not less than 10% of the outstanding principal amount of any Series adversely affected thereby, or prior to the SMT Termination Date, the Servicer and the SMT Trustee by Investor Certificateholders of 50% or more of the then-outstanding principal amount of the Investor Certificates of any adversely affected Series and continues to materially adversely affect such Noteholders for such period, or if such failure cannot be cured within such 45 days period owing to causes beyond the control of the Servicer, if the Servicer shall failure to proceed promptly to cure the same and prosecute the curing of such failure with diligence and continuity;

               (iii) the Servicer shall (i) become insolvent, (ii) fail to pay its debts generally as they become due, (iii) voluntarily seek, consent to, or acquiesce in the benefit or benefits of any Debtor Relief Law, or (iv) become a party to (or be made the subject of ) any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant, and, in the event such proceeding is involuntary, the petition instituting same is not dismissed within 45 days after its filing; or

               (iv) the Servicer fails to maintain a sub-servicing agreement with First Data Resources Inc. in the form of the Service Agreement dated September 9, 1998 between First Data Resources Inc. and Servicer or another sub-servicer acceptable to the Insurer;

          (c)  the insolvency of a material Subsidiary of Spiegel;

          (d) failure of the Otto Interests to own, directly or indirectly, free and clear of all liens at least 67% of the ownership interest in Spiegel;

          (e) failure on the part of Seller, Servicer or Spiegel to observe or perform in any material respect any of the covenants or agreements of Seller, Servicer or Spiegel set forth in the Insurance Agreement or breach of any representation, warranty or certification made by Seller, Servicer or Spiegel in the Insurance Agreement which continues unremedied for 45 days or such shorter period specified herein after the date on which written notice of such failure or breach requiring the same to be remedied shall have been given to the Servicer , the Seller or Spiegel (and if to the Seller or Spiegel, also to the Servicer) by the Insurer, provided that:

               (i) failure by the Seller or Servicer to pay any amount due to the Insurer hereunder shall be remedied within five (5) days after such amount was due to be paid or deposited in accordance with the Insurance Agreement; and

               (ii) failure by the Seller to comply with Section 4.02(g)(i) shall be remedied within ten (10) days of the Seller receiving notice from the Insurer requiring such remedy;

          (f)  the Dilution Rate exceeds 8.5%;

          (g) the Servicer fails to remain "Well Capitalized", as defined by 12 U.S.C. 1831 and the regulations of the Federal Deposit Insurance Corporation adopted thereunder, provided that Servicer does not cure such default within thirty (30) days following the earlier of (a) the date on which any officer of the Servicer has knowledge of such failure to remain Well Capitalized and (b) the date the Servicer is notified by (i) any Governmental Authority of its failure to remain Well Capitalized, so long as the Servicer demonstrates to the Insurer, at the Insurer's sole discretion, that the Servicer can reasonably cure such violation within thirty (30) days or (ii) any Governmental Authority, including the Federal Deposit Insurance Corporation or any other Governmental Authority with regulatory powers over the Servicer, shall take any mandatory or discretionary supervisory action against the Servicer, including, without limitation, by cease and desist order, memorandum of understanding, capital directive or directive to take prompt corrective action, which action in the reasonable opinion of MBIA could have a material adverse effect on (A) the business, operations, property, financial conditions or prospects of the Servicer or (B) the ability of the Servicer to perform its obligations under any Condition Precedent Documents to which it is a party;

          (h)  the occurrence of an Insurance Agreement Event of Default.